SCHEDULE 14A INFORMATION

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NUANCE COMMUNICATIONS, INC.

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Nuance Communications, Inc.

One Wayside Road

Burlington, MA 01803

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Nuance Communications, Inc. (the “Company”) will be held at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085, on February 28, 2018 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect eight members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To approve amendments to and restatement of the Company’s Amended and Restated 2000 Stock Plan;

(3)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

(4)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018;

(5)	To consider a stockholder proposal as described in the accompanying Proxy Statement if properly presented at the 2018 Annual Meeting; and

(6)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on January 4, 2018 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2018 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2018 Annual Meeting will be available at the meeting being held at 1198 East Arques Avenue, Sunnyvale, CA 94085 and for ten days prior to the 2018 Annual Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the 2018 Annual Meeting.

By Order of the Board of Directors,

Kenneth M. Siegel Secretary

Burlington, Massachusetts

January 26, 2018

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 28, 2018

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the 2018 Annual Meeting of Stockholders of the Company to be held on February 28, 2018 at 10:00 a.m., local time, at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 (the “2018 Annual Meeting”). We intend to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about January 30, 2018.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the 2018 Annual Meeting, including the election of directors. Votes cast in person or by proxy at the 2018 Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) “FOR” the election of all of the director nominees as described in Proposal One; (ii) “FOR” approval of amending and restating the Company’s Amended and Restated 2000 Stock Plan as described in Proposal Two; (iii) “FOR” the nonbinding advisory resolution regarding the compensation of the Company’s named executive officers under Proposal Three; (iv) “FOR” ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm described in Proposal Four; (v) “AGAINST” with respect to the stockholder proposal described in Proposal Five; and (vi) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the 2018 Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2018 Annual Meeting. In general, Delaware law and our Bylaws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy but not entitled to vote, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on January 4, 2018 have the right to receive notice of and to vote at the 2018 Annual Meeting. On January 4, 2018, the Company had issued and outstanding 293,464,892 shares of Common Stock.

PROXIES

Proxies for use at the 2018 Annual Meeting are being solicited by the Company from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2018 Annual Meeting and the election to vote in person. Attendance at the 2018 Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may present proper proposals or nominations for inclusion in the Company’s proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals or nominations in writing to the Company’s Secretary in a timely manner. The Company’s Amended and Restated Bylaws dated as of November 7, 2017 (the “Bylaws”) require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant Bylaw provision is available upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, MA 01803, Attention: Investor Relations. In addition, the Bylaws were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2017 and may be accessed through the SEC’s website at www.sec.gov/edgar.

Inclusion of Stockholder Proposals in Proxy Statement

Proposals of stockholders that are intended to be presented at the Company’s 2019 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than September 21, 2018 in order to be included in the Company’s proxy statement and form of proxy relating to the meeting.

Inclusion of Director Nominees in Proxy Statement

A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the authorized number of the Company’s board of directors as of the deadline for such nomination, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Bylaws. Notice of proxy access director nominees must be received not earlier than the close of business on October 1, 2018 (150th day) and not later than the close of business on the October 31, 2018.

Inclusion of Stockholder Proposals or Nominations in Annual Meeting Agenda but Not in Proxy Statement

A stockholder proposal or a nomination for director for the Company’s 2019 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no earlier than October 31, 2018 and no later than November 30, 2018.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 plus reimbursement of out-of-pocket expenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2018 Annual Meeting, eight directors will be elected to the Board. The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Robert J. Finocchio, Robert J. Frankenberg, William H. Janeway, Laura S. Kaiser, Mark R. Laret, Katharine A. Martin, Philip J. Quigley and Sanjay Vaswani as nominees for election at the 2018 Annual Meeting. In light of Mr. Ricci’s expected retirement as CEO on or before March 31, 2018, the Board elected not to nominate Mr. Ricci for election as a director at the 2018 annual meeting of shareholders. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of who are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

Robert J. Finocchio, 66, was appointed by the Board of Directors on April 29, 2015. Mr. Finocchio has been a Dean’s Executive Professor at Santa Clara University’s Leavey School of Business since September 2000 and was a former chairman of its Board of Trustees. From July 1997 to September 2000, he served as Chairman of Informix Corporation and from July 1997 to July 1999, he served as its Chief Executive Officer and President where he led the reconstruction and return to growth and profitability of the enterprise database software company. From December 1988 to May 1997, Mr. Finocchio held several positions at 3Com Corporation, including President of 3Com Systems, Executive Vice President of Network Systems Operations and Executive Vice President of Field Operations. He also served in numerous executive and management roles at IBM, Rolm Corporation and Bank of America. Mr. Finocchio also serves on the boards of Broadcom Corporation (until February 2016), Echelon Corporation, JustAnswer.com, Silver Peak, Inc. and Vistage International. Mr. Finocchio serves as Chairman of our Audit Committee and serves on our Compensation Committee. Mr. Finocchio’s experience as chairman and chief executive officer of a technology company, executive leadership positions at various technology companies, and other board memberships qualifies him to be a member of our Board of Directors.

Robert J. Frankenberg, 70, has served as a director since March 13, 2000 and lead director since April 20, 2005. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network and office software. Mr. Frankenberg is a director of Rubicon Project, Inc. Mr. Frankenberg also serves on several boards of privately held companies. Previously, Mr. Frankenberg served as a director of National Semiconductor, Electroglas, Inc., Extended Systems Incorporated, Polycom Inc., Secure Computing Inc., and Wave Systems, Inc. Mr. Frankenberg serves as Chairman of our Compensation Committee and also serves on our Audit Committee and Nominating & Governance Committee. Mr. Frankenberg’s experience as chairman, president and chief executive officer of numerous technology companies and his significant board experience (both with the Company and elsewhere) provides expertise in technology, business operations, corporate development, strategy, financial reporting, governance and board best practices.

William H. Janeway, 74, has served as a director since April 2004. Mr. Janeway is a Senior Advisor at Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar. From 2004 through 2013 affiliates of Warburg Pincus owned more than 10% of the shares of the Company. Mr. Janeway serves as Chairman of our Nominating & Governance Committee. As a private equity investor, Mr. Janeway brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies and is familiar with a full range of corporate and board functions.

Laura S. Kaiser, 57, has served as a director since December 19, 2017. Ms. Kaiser has served as Chief Executive Officer of SSM Health since May 2017. Prior to SSM Health, Ms. Kaiser previously served as Executive Vice President and Chief Operating Officer of Intermountain Healthcare from March 2012 to April 2017. Prior to Intermountain Healthcare, Ms. Kaiser served in numerous leadership roles at Ascension Health. Ms. Kaiser holds a Bachelor of Science in Health Services Management from the University of Missouri-Columbia and a Master of Business Administration and a Master in Healthcare Administration from Saint Louis University. Ms. Kaiser serves on our Compensation Committee. Ms. Kaiser’s experience as an executive at numerous health care companies qualifies her to be a member of our Board of Directors.

Mark R. Laret, 63, has served as a director since June 3, 2010. Since April 2000, Mr. Laret has served as CEO of the University of California San Francisco Medical Center. Mr. Laret serves as a director of Varian Medical Systems, Inc. Mr. Laret earned a B.A. from UCLA and a master’s degree in political science from the University of Southern California. Mr. Laret serves on our Audit and our Nominating & Governance Committees. Mr. Laret’s corporate executive experience in the healthcare industry, his significant professional expertise and background in medical and technical issues qualifies him to be a member of our Board of Directors.

Katharine A. Martin, 55, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has been a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Ms. Martin also serves on the board of directors of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, including serving as its chair since October 2017. Ms. Martin also serves on the boards of the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization, The Gateway School, a nonprofit organization, WildAid, a nonprofit organization, and YMCA, of Silicon Valley, a nonprofit organization. Ms. Martin has thirty years’ experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin brings to the Board expertise in corporate governance, acquisitions, capital market transactions and securities law.

Philip J. Quigley, 75, has served as a director since the consummation of our acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also served as a director of Wells Fargo & Company from 1994 to April 2013. Mr. Quigley serves as an advisor or director to several private organizations. Mr. Quigley serves on our Compensation and Audit Committees. Mr. Quigley has extensive leadership and business management experience, which he acquired over a 30-year career in the telecommunications industry, including during that time as chairman, president and CEO of Pacific Telesis Group. Mr. Quigley’s experience at Pacific Telesis included mergers and acquisitions, and also provided him with extensive financial management experience.

Sanjay Vaswani, 58, is expected to join the Board of Directors in early February 2018 and has been nominated for election at the 2018 Annual Meeting. Mr. Vaswani has been a managing partner of the Center for Corporate Innovation, Inc., a professional services firm focused on the technology and healthcare industries, since 1990. From 1987 to 1990 he was with McKinsey & Company. Prior to that, Mr. Vaswani was employed by Intel Corporation. Mr. Vaswani previously served as a director of Brocade Communications Systems, Inc. from April 2004 until the sale of Brocade to Broadcom Ltd. in November 2017 and as a director at Blue Star Infotech Ltd. and Persistence Software, Inc. Mr. Vaswani received a B.B.A. degree from the University of Texas at Austin and an M.B.A. degree from the Wharton School of Business at the University of Pennsylvania. Mr. Vaswani’s leadership and prior board experience, together with his global perspective, corporate advisory and risk management experience qualifies him to be a member of our Board of Directors.

Required Vote & Recommendation

The eight nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the 2018 Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR ALL” the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR ALL” ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Corporate Governance Overview and Stockholder Engagement

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board of Directors and management accountability. Highlights of our corporate governance practices include the following:

✓	Annual elections of directors

✓	A Board composed of a majority of independent Directors

✓	Lead Independent Director, with an intention to move to an independent Board Chair

✓	Proxy access

✓	Commitment to Board of Directors refreshment during 2018

✓	100% independent committee members

✓	Stock Ownership Guidelines

✓	Independent director nominee selection process

✓	Intention to split the position of Chair and CEO upon the appointment of a new CEO

✓	Continued evaluation of our strategic plan and unlocking unrealized value of our business units

We believe that effective corporate governance should also include regular, constructive conversations with our stockholders. During the past fiscal year, our CEO, CFO and outside members of our Board of Directors have engaged with several of our largest institutional stockholders directly to solicit feedback and understand any concerns they have. We are committed to a higher degree of transparency with all stockholders. We have also received letters and emails from our stockholders, which are reviewed with the full Board and appropriate committees.

These engagement efforts have allowed us to better understand our stockholders’ priorities and perspectives, and provided us with useful input concerning our corporate governance and compensation practices, among other matters. This effort generated important feedback for our Nominating & Governance and Compensation Committees, as well as the full Board of Directors, and was taken into account when making decisions regarding governance and compensation changes.

CEO Transition and Separation of the Chair and CEO role

As previously announced in November 2016, Mr. Ricci advised the Board that he intends to retire at the end of his term on March 31, 2018. The Board of Directors is nearing completion of a search process to choose Mr. Ricci’s successor. The Board engaged a nationally recognized search firm in 2017 and is actively considering internal and external candidates. The Board intends to appoint a CEO successor to Mr. Ricci no later than March 31, 2018.

Mr. Ricci’s role as a board member will end at the 2018 Annual Meeting. We expect that Mr. Ricci’s CEO successor will be appointed to the Board, but we expect an independent director will assume the role of Chair of the Board at that time.

Director Refreshment and Diversity

The Board of Directors believes strongly in Board diversity and periodic Board refreshment. In this regard, we recently appointed Laura Kaiser, President and CEO of SSM Health, one of the largest integrated healthcare delivery systems in the U.S., and, effective February 1, 2018, Sanjay Vaswani, a managing partner of the Center for Corporate Innovation, Inc., a professional services firm focused on the technology and healthcare industries, to the Board. In addition, as noted above, we expect our new CEO to join the Board upon his or her appointment.

The Board continues to work with a nationally recognized search firm to identify additional new directors. We expect to appoint one or two new directors prior to the 2019 Annual Meeting who would replace one or two current directors.

Executive Compensation

To better harmonize our strategic objectives with our compensation structure, we made changes in fiscal year 2017 and in prior years to our executive compensation program, including implementing more performance based incentives, as more fully described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Our Investor Outreach Program and Resulting Compensation Changes.”

Committee Composition

In January 2018, the Board reviewed the organization of our committees, with a focus on independence and efficient function, and made the following changes:

•

Combined the Nominating and Governance committees of the Board, appointing Mr. Janeway to serve as Chair and Messrs. Frankenberg and Laret to serve as members and in connection with which Ms. Martin resigned from her committee role;

•	Named Mr. Finocchio as Chair of the Audit Committee; and

•	Added Ms. Kaiser to the Compensation Committee.

In addition, the Board expects to add Mr. Vaswani to the Nominating & Governance Committee of the Board.

Board of Director Meetings and Committees

The Board of Directors held a total of seven meetings (including regular and special meetings) during the fiscal year ended September 30, 2017. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that each of Mmes. Kaiser and Martin and Messrs. Finocchio, Frankenberg, Janeway, Laret, Quigley and Vaswani are independent within the meaning of the listing standards of the NASDAQ Stock Market.

The Board’s Leadership Structure

Mr. Ricci currently serves in the combined roles of Chairman of the Board and Chief Executive Officer, and Mr. Frankenburg serves as Lead Independent Director. The Lead Independent Director serves as the focal point for the independent directors, coordinates providing feedback to the CEO on behalf of the independent directors regarding business issues and Board management. The Lead Independent Director and the other independent directors meet regularly without the CEO present.

As noted above, Mr. Ricci’s role as a board member will end at the 2018 Annual Meeting. Mr. Ricci’s CEO successor will be appointed to the Board, but we expect an independent director will assume the role of Chair of the Board at that time.

Committees of the Board of Directors

The Board of Directors had four standing committees during the fiscal year ended September 30, 2017: an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. In January 2018, the Board of Directors consolidated the former Nominating Committee and Governance Committee into a combined Nominating & Governance Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has dele-

gated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and meet the independence requirements of the respective committees on which they serve.

Audit Committee

The Audit Committee currently consists of Messrs. Finocchio, Frankenberg, Laret and Quigley, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable U.S. Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Stock Market. The Audit Committee held eight meetings during the fiscal year ended September 30, 2017. Mr. Frankenberg served as Chairman of the Audit Committee through January 2018. Mr. Finocchio currently serves as Chairman of the Audit Committee.

The Board of Directors has determined that Messrs. Finocchio and Frankenberg are audit committee financial experts as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Finocchio’s relevant experience includes his service as chairman and chief executive officer of a technology company, executive leadership positions at various technology companies, and other board memberships. Mr. Frankenberg’s relevant experience includes his service as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and his service as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in May 2017, a copy of which is available on the Company’s Web site at http://investors.nuance.com/committee-details/audit-committee-charter.

Compensation Committee

During fiscal year 2017 the Compensation Committee consisted of Messrs. Finocchio, Frankenberg and Quigley. Ms. Kaiser joined the Compensation Committee in January 2018. Each member of the Compensation Committee is (i) independent within the meaning of the listing standards of the NASDAQ Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. The Compensation Committee held six meetings during the fiscal year ended September 30, 2017.

The Compensation Committee oversees, evaluates and approves compensation plans, policies and practices applicable to, and approves the compensation of, the Company’s executive officers. The Compensation Committee also administers the Company’s equity-based incentive compensation except to the extent that authority to administer the plans has been delegated to the Chief Executive Officer to administer such plans as to non-executive personnel. The Board of Directors adopted a written charter for the Compensation Committee in March 2014, a copy of which is available on the Company’s Web site at http://investors.nuance.com/committee-details/compensation-committee-charter. The Compensation Committee Report and the Compensation Discussion and Analysis are included elsewhere in this Proxy Statement.

Nominating & Governance Committee

In January 2018, the Board of Directors combined the previously separate Nominating Committee and Governance Committee to form a Nominating & Governance Committee. Mr. Janeway serves as the Chairman of the Nominating & Governance Committee and Messrs. Frankenberg and Laret serve as members. Each member of the Nominating & Governance Committee is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the NASDAQ Stock Market. During fiscal year ended September 30, 2017, the Governance Committee and the Nominating Committee each held two meetings. In addition, given the Board’s focus on governance and board composition matters, on several occasions during the year the Board discussed these topics in executive sessions to augment the activities of the committees.

The Nominating & Governance Committee oversees the corporate governance practices of the Board of Directors. The Committee also considers and periodically reports to the full Board on matters relating to the identification, selection, qualification of candidates to serve as directors. The Nominating & Governance Committee also recommends to the Board on an annual basis the candidates to be nominated by the Board for election as directors at the Company’s annual meeting of stockholders. The Board of Directors adopted a written charter for the Nominating & Governance Committee in January 2018, a copy of which is available on the Company’s web site at http://investors.nuance.com/committee-details/nominating-governance-committee.

Consideration of Director Nominees

Stockholder Nominees

The Nominating & Governance Committee (previously the Nominating Committee) will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating & Governance Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s Bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals and Director Nominations for the 2019 Annual Meeting Of Stockholders” above for inclusion in the proxy materials or agenda, as appropriate, and addressed to: Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating & Governance Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating & Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating & Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating & Governance Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who, consistent with the Company’s values and standards, have the highest professional and personal ethics. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating & Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating & Governance Committee through cur-

rent members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating & Governance Committee and may be considered at any point during the year. As described above, the Nominating & Governance Committee will properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating & Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating & Governance Committee. The Nominating & Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Kaiser and Messrs. Finocchio, Frankenberg and Quigley. None of the members of the Compensation Committee has been or is an officer or employee of the Company. In addition, none of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. All seven of our then-serving directors attended the 2017 annual meeting of stockholders in person or telephonically.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify.

Code of Ethics

Our Board of Directors adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. Our Code of Business Conduct and Ethics can be found on our website: http://investors.nuance.com/nuance-communications-inc-code-business-conduct-and-ethics. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, One Wayside Road, Burlington, MA 01803.

Stock Ownership Guidelines

In 2006, the Board of Directors adopted stock ownership guidelines for our executive officers and the non-employee directors. These guidelines were adopted to further align the interests of our executive officers and non-employee directors with the interests of our stockholders. Under these guidelines, the target share ownership levels are five times base salary for our chief executive officer, three times base salary for our other executive officers, and three times the annual cash retainer for the non-employee directors. Shares of the Company’s common stock subject to outstanding and unexercised options, whether or not vested, as well as shares of the Company’s common stock subject to outstanding and unvested restricted stock awards are not counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the appropriate target level, he or she is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of restricted stock or restricted stock unit awards. Satisfaction of the stock ownership guidelines is calculated based on the closing market price of the Company’s common stock on a quarterly basis.

Corporate Governance Guidelines

Our corporate governance principles are set forth in our Corporate Governance Guidelines, which are available on our website at http://investors.nuance.com/static-files/97064ac0-8d78-403c-bb29-90d516a0e957. These guidelines cover, among other items, the following significant topics:

Board Selection Process and Qualifications.    The Nominating & Governance Committee is responsible reviewing the skills and characteristics required of prospective Board members, and is responsible for recommending to the Board candidates for directorship. Among the criteria the Board may consider are experience and diversity; and with respect to diversity, the Board may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees; however, the Board endorses the value of seeking qualified directors from backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the Board of Directors of more than four other public companies without first obtaining specific approval from the Board. Each director is required to notify the Chairman, the Lead Independent Director and the Chair of the Nominating & Governance Committee upon a change in principal professional responsibilities. The Nominating & Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. Directors who are not nominated for re-election by the Board must retire from the Board at the conclusion of any term during which the director reaches the age of seventy-five years. The Board encourages, and the Company will reimburse the costs associated with, directors participating in continuing director education. The Board believes that term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into the Company’s business and therefore can provide a significant contribution to the Board. As a result, there are no term limits on Board service.

Board Leadership.    The leadership of the Board shall include a Chairman of the Board and, if the Chairman of the Board is an employee, a lead independent director designated by the Nominating & Governance Committee. The lead independent director, who shall be independent under the independence rules of the NASDAQ Stock Market, shall serve as the focal point for independent directors in resolving conflicts with the Chief Executive Officer, or other independent directors, and coordinating feedback to the Chief Executive Officer on behalf of independent directors regarding business issues and Board management.

Committees.    The current committee structure of the Board includes the following standing committees: Audit, Compensation and Nominating & Governance. Additional committees may be created or disbanded upon approval of the Board. The Nominating & Governance Committee recommends, and the full Board approves, the composition of the Board’s standing committees. The charters of each standing committee are reviewed periodically with a view to delegating committees with the authority of the Board concerning specified matters appropriate to such committee.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer and Sr. Director of Corporate Com-

pliance provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Compensation Risk Assessment

In December 2017, the Compensation Committee and management considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation programs are typical for our industry and that our compensation policies and practices do not create incentives to take excessive or unreasonable risk.

Compensation of Non-Employee Directors

Cash Retainers

The non-employee members of the Board of Directors receive a cash retainer for Board and Board committee service, 25% of which is payable on a quarterly basis following the quarter of service.

In November 2016, the Compensation Committee, with the assistance of Compensia, Inc., a national compensation consulting firm (“Compensia”), reviewed the compensation of the Board of Directors. The Compensation Committee reviewed with the Board of Directors and the Board approved an adjustment to the compensation due to demands placed on Board and Committee members, the complexity of the Company and to ensure competitive positioning to attract qualified new Board members. The new cash compensation arrangements, which were effective January 1, 2017, were as follows:

Board/Committee	Applicable Retainer
Board	$60,000
Audit Committee Chair	$35,000
Audit Committee Member	$15,000
Compensation Committee Chair	$30,000
Compensation Committee Member	$15,000
Nominating Committee Chair(1)	$10,000
Nominating Committee Member(1)	$5,000
Governance Committee Chair(1)	$10,000
Governance Committee Member(1)	$5,000
Lead Director	$30,000

(1)	In January 2018, the Board of Directors combined the former Nominating Committee and Governance Committee into a combined Nominating & Governance Committee, and established the compensation for service on the newly combined committee at $10,000 for the chair of the committee and $5,000 for each non-chair member of the committee. The remaining cash compensation levels remained unchanged.

Equity Awards

The non-employee members of the Board of Directors are eligible to participate in the 1995 Directors’ Stock Plan, as amended (the “Directors’ Plan”). The Directors’ Plan provides that an initial restricted stock unit award will be granted to individuals upon first joining the Board of Directors as a non-employee director. In addition, the non-employee members of the Board of Directors are eligible to automatically receive annual restricted stock unit awards January 1 of each year, provided that, on such date, he or she has served on the Board of Directors for at least six months. The restricted stock unit awards have a purchase price per share equal to $0.001 per share. In November 2016, the Board of Directors approved the following amendments to the Directors

Plan that became effective on January 1, 2017. The restricted stock unit award terms, before and after the November 2016 amendments, are as follows.

Award	Terms Prior to 2017 Amendment	Terms After 2017 Amendment
Initial grant	Fixed share amount of 30,000 shares Vests in equal increments over three years	$500,000 in grant date value converted to shares using the closing market price on date of grant No change in vesting term

Annual grant	Fixed share amount of 15,000 shares Vests in equal increments over three years	$250,000 in grant date value converted to shares using the closing market price on date of grant One year term, to align with annual election of directors

Expense Reimbursement

The Company reimburses the non-employee members of the Board of Directors for their expenses in connection with their attendance at Board and Committee meetings.

The following table provides information regarding the actual cash and equity compensation earned, paid to and received by the non-employee members of the Board of Directors during fiscal 2017. Neither Ms. Kaiser, who joined the Board of Directors after the completion of fiscal 2017, nor Mr. Vaswani, who is expected to be appointed to serve on the Board of Directors beginning in February 2018, received any compensation in fiscal 2017 and, consequently, no compensation for fiscal 2017 is reflected for either of them in the table below.

FISCAL 2017 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Robert J. Finocchio	87,500	249,976	337,476
Robert J. Frankenberg	152,500	249,976	402,476
William H. Janeway	67,500	249,976	317,476
Mark R. Laret	77,500	249,976	327,476
Katharine A. Martin	67,500	249,976	317,476
Philip J. Quigley	87,500	249,976	337,476

(1)	Amounts reported in the Stock Awards column represent the grant date fair value with respect to the restricted stock unit awards granted to the non-employee members of the Board of Directors during fiscal 2017, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of the Company’s common stock on the grant date (which was $14.81 per share for the annual restricted stock unit award). The grant date fair value of each restricted stock unit award granted during fiscal 2017 is set forth in the following table:

Name	Grant Date	Shares	Value ($)
Mr. Finocchio	January 1, 2017	16,880	249,976
Mr. Frankenberg	January 1, 2017	16,880	249,976
Mr. Janeway	January 1, 2017	16,880	249,976
Mr. Laret	January 1, 2017	16,880	249,976
Ms. Martin	January 1, 2017	16,880	249,976
Mr. Quigley	January 1, 2017	16,880	249,976

(2)	The aggregate number of unvested shares of the Company’s common stock subject to outstanding stock awards held by each non-employee member of the Board of Director as of September 30, 2017 is set forth in the following table:

Name	Unvested Shares Subject to Outstanding Stock Awards
Mr. Finocchio	36,880
Mr. Frankenberg	31,880
Mr. Janeway	31,880
Mr. Laret	31,880
Ms. Martin	31,880
Mr. Quigley	31,880

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Current Executive Officers

Satish Maripuri, 52, joined the Company in February 2012 and currently serves as our Executive Vice President and General Manager, Healthcare Division, from August 2016 and was elected as an executive officer on August 1, 2017. From February 2012 to January 2016, Mr. Maripuri served as Senior Vice President of operations in the Healthcare Division. Prior to joining the Company in 2012, Mr. Maripuri held several executive leadership positions in global technology companies, including Solera Holdings, Lionbridge Technologies, and Imprivata.

Paul A. Ricci, 61, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of Nuance Communications, Inc. (formerly, ScanSoft Inc.). Mr. Ricci has announced his intention to retire from the Company on or before March 31, 2018.

Kenneth M. Siegel, 59, joined the Company in January 2016, as our Executive Vice President and Chief Legal Officer and was elected an executive officer on February 3, 2016. Prior to joining us, Mr. Siegel served as Vice President, General Counsel and Secretary of Cyan, Inc., a provider of optical networking and network management software solutions from September 2012 until Cyan was acquired in September 2015. Prior to Cyan, Mr. Siegel served as Senior Vice President, General Counsel and Secretary at QuinStreet, Inc., an online performance marketing company, from February 2012 to September 2012. From February 2010 to February 2012, Mr. Siegel served as Senior Vice President, General Counsel and Secretary at SafeNet, Inc., a private data security company. Mr. Siegel was in private practice at Wilson Sonsini Goodrich & Rosati from 1986 to 2000.

Daniel D. Tempesta, 47, joined the Company in March 2008 and was appointed as the Company’s Executive Vice President of Finance and Chief Financial Officer on July 21, 2015. Prior to his appointment as Chief Financial Officer, Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance. Before joining us, Mr. Tempesta was with Teradyne, Inc. from February 2004 to February 2008 where he held several positions, including Chief Accounting Officer and Corporate Controller. Prior to that Mr. Tempesta was in the audit practice of PricewaterhouseCoopers L.L.P.

Robert Weideman, 59, joined the Company in November 2001, and currently serves as the Company’s Executive Vice President and General Manager, Enterprise Division from October 2012 and was elected an executive officer on August 1, 2017. In his tenure with Company, he has been the general manager for the Dragon and Imaging businesses, as well as SVP of international marketing in EMEA. Previously, Mr. Weideman served as chief marketing officer for ScanSoft, and vice president of marketing for the Adobe Systems’ portfolio company Cardiff Software. He has also held senior marketing and management roles at TGS.com and CA (Computer Associates).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussion with management, the Compensation Committee, with Ms. Kaiser abstaining, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

The Compensation Committee:

Robert J. Frankenberg, Chairman Robert J. Finocchio Laura S. Kaiser Philip J. Quigley

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the fiscal 2017 compensation of our principal executive officer, our principal financial officer and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers for the fiscal year ended September 30, 2017. These executive officers were our named executive officers (the “Named Executive Officers”) for fiscal 2017. In this Compensation Discussion and Analysis, Nuance Communications, Inc. is referred to as “our,” “us,” “we,” or “the Company.” These individuals were:

•	Paul A. Ricci, our Chief Executive Officer and Chairman of our Board of Directors (our “CEO”);

•	Daniel D. Tempesta, our Executive Vice President and Chief Financial Officer;

•	Satish Maripuri, our Executive Vice President and General Manager, Healthcare Division (1)

•	Robert C. Schassler, our Executive Vice President and General Manager, Mobile Division (2); and

•	Robert Weideman, our Executive Vice President and General Manager, Enterprise Division (1).

(1)	In August 2017, Messrs. Maripuri and Weideman were elected as executive officers of the Company.

(2)	Mr. Schassler resigned from his position as our Executive Vice President and General Manager on January 13, 2018.

This CD&A describes the material elements of our executive compensation program in effect during the fiscal year ended September 30, 2017, including the basis for the fiscal 2017 compensation decisions. It also provides an overview of additional information related to our executive compensation program, including a discussion of our philosophy, policies, practices, objectives and the process by which the Compensation Committee sets executive compensation.

Executive Summary

Fiscal 2017—Year in Review

We are a leading provider of voice recognition and natural language understanding solutions. Our four operating segments—Healthcare, Mobile, Enterprise, and Imaging—correspond to the markets in which our solutions and technologies are used. During fiscal 2017, we continued to make progress on a number of business initiatives including growing our net new bookings and increasing recurring revenue as a percent of total revenue. Progress on some initiatives was marred, however, by a malware incident that occurred at the end of the third fiscal quarter which negatively affected our results of operations and financial condition for fiscal 2017.

On June 27, 2017, we were impacted by the global NotPetya malware incident (the “Malware Incident”), which affected certain of our systems, including systems used by our healthcare customers, primarily for transcription services, as well as systems used by our Imaging division to receive and process orders.

As a result of our security controls and in-place monitoring, the Malware Incident was quickly identified and, through the extraordinary efforts of our employees, rapid and extensive mitigation actions were taken. As a result, we were able to prevent the malware from spreading to our customers, preserve the security and integrity of our customer data and our software products and restore services to the majority of our customers by the end of July 2017.

Since the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, are directly tied to performance measures designed to focus on our revenue and profitability, the Malware Incident also impacted the outcomes of the incentive compensation for our executive officers for fiscal 2017, as described below.

Fiscal 2017 Financial Results

Notwithstanding the Malware Incident, we continued to make progress in several areas in fiscal 2017 as follows:

•

We delivered net new bookings growth at 10% for fiscal 2017 led by Dragon Medical cloud, Enterprise offerings, clinical documentation improvement solutions, and automotive. Our Enterprise segment delivered record net new bookings on an annual basis.

•	Our Healthcare segment delivered its best net new bookings quarter in history in the fourth quarter of fiscal 2017 despite the challenges it faced as it recovered from the Malware Incident.

•	We met our recurring revenue target of 73% for fiscal 2017 as we saw a continued momentum across our growth businesses.

Thus, even after giving effect to the Malware Incident, which impacted many of our key financial metrics, we were able to improve our performance year-over-year in our bookings, net new bookings and recurring revenue metrics as follows:

•	Bookings—Our total bookings were $2,604.6 million, up approximately 6% from $2,462.6 million in fiscal 2016.

•	Net New Bookings—Our total net new bookings were $1,653.6 million, up 10% from $1,502.3 million in fiscal 2016.

•

Revenue—Our revenue under generally-accepted accounting principles (“GAAP”) was $1,939.4 million, down $9.5 million from $1,948.9 million in fiscal 2016. Fiscal 2017 non-GAAP revenue was $1,977.4 million, down slightly from $1,979.6 million in fiscal 2016. Both GAAP and non-GAAP revenue were down as a result of the Malware Incident.

•

Recurring Revenue—Our total GAAP recurring revenue at the end of fiscal 2017 was $1,406.4 million, while non-GAAP recurring revenue was $1,442.3 million, both represented 73% of total revenue, compared to 70% in fiscal 2016.

•

Margins—Our GAAP operating margin was 2.7%, compared to 7.1% in fiscal 2016. Fiscal 2017 non-GAAP operating margin was 26.4%, compared to 28.5% in fiscal 2016. Both GAAP and non-GAAP operating margins were down as compared to the prior year as a result of lost revenues due to the Malware Incident.

•

Net Income—We recognized a GAAP net loss of $(151.0) million, or $(0.52) per share, compared to a GAAP net loss of $(12.5) million, or $(0.04) per share, in fiscal 2016. Fiscal 2017 non-GAAP net income was $309.0 million, or $1.05 per diluted share, compared to $343.4 million, or $1.15 per diluted share, in fiscal 2016. Both GAAP and non-GAAP declined as a result of the lost revenues due to the Malware Incident.

•	Cash Flow from Operations (“CFFO”)—We reported full-year CFFO of $378.9 million, down 33% compared to $565.8 million in fiscal 2016 due to the impact of the Malware Incident.

A reconciliation of the non-GAAP to GAAP financial measures is set forth in Annex A to this Proxy Statement.

The Malware Incident impacted our financial results in the third and fourth quarters of fiscal 2017 and, correspondingly, our overall financial results for the full fiscal year. For fiscal 2017, we estimate that we lost approximately $68.0 million in revenues, primarily in our Healthcare segment, due to the service disruption and the reserves we established for customer refund credits. In addition, we incurred incremental costs of approximately $24.0 million for fiscal 2017 as a result of our remediation and restoration efforts, as well as incremental amortization expenses. We also incurred capital expenditures of approximately $13.0 million related to upgrading our existing technology infrastructures during the fourth quarter of fiscal 2017.

Results of Fiscal 2017 Say-on-Pay Vote and Stockholder Engagement

Prior to our 2017 Annual Meeting of Stockholders, our Board of Directors, led by the Compensation Committee, continued its engagement efforts to better understand our stockholder concerns about our executive compensation program while continuing to emphasize the annual focus of our business transformation initiative. At the direction of the Compensation Committee, we contacted stockholders representing approximately 59% of our outstanding common shares and met with stockholders representing approximately 28% of our outstanding common shares to gather feedback on the changes we made to our executive compensation program in fiscal 2017, as described below, and to further our ongoing dialogue with stockholders about our compensation philosophy and how we can continue to strengthen the alignment of pay and performance.

Previously, in fiscal 2017, we responded to the feedback received from our stockholders concerning two key design features of our executive compensation program: the “short-term” focus of our long-term incentive compensation program and our use of “overlapping” performance measures for our annual and long-term incentive compensation programs. Based on this information, and after weighing our stockholders’ views against our business imperatives (including the ongoing business transformation and the upcoming Chief Executive Officer transition), the Compensation Committee made the following modifications to the executive compensation program for fiscal 2017 (each as described in more detail in the section below entitled “Fiscal 2017 Executive Compensation Actions and Decisions—Other Fiscal 2017 Compensation Actions and Decisions”):

What we heard	What we did
Concern with use of overlapping metrics in our short-term and our long-term incentive programs	We eliminated the “overlapping” performance measurement between our short-term and long-term incentive compensation programs.
Short-term focus of our long-term incentives for our CEO

We designed our CEO’s PRSU award granted pursuant to the terms of his employment agreement as amended and restated on November 17, 2016 to be earned based entirely on a relative TSR performance metric to be measured over the term of his agreement.

Concern that our compensation programs were not adequately aligned with stockholder interests	We introduced a TSR modifier for the PRSU awards granted in fiscal 2017 to our other executive officers to be earned at the end of fiscal 2019

At the 2017 Annual Meeting of Stockholders, we received 33.2% support for the stockholder advisory vote on the compensation of the Named Executive Officers (the “Say-on-Pay vote”). Following the Annual Meeting of Stockholders, the Compensation Committee considered the results of the Say-on-Pay vote and decided to retain the TSR modifier introduced in fiscal 2017 for the PRSU awards granted to our executive officers in fiscal 2018 and to continue to use different performance measures for the annual bonus plan for our executive officers and their performance-based long-term incentive compensation awards.

Our Board of Directors is committed to engaging with our stockholder on their views about our executive compensation program and will continue to evaluate potential program design changes in the future, including reducing the target total direct compensation opportunities of our executive officers and continuing to link the majority of each executive officer’s target total direct compensation opportunity to Company performance.

Executive Compensation-Related Policies and Practices

As noted above, we have made changes to our executive compensation policies and practices in response to stockholder input, and intend to continue to evolve our practices to better align our compensation with stockholder interests and market practices. During fiscal 2017, we maintained the following policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

✓	Maintain a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

✓	Enable the Compensation Committee to engage and retain its own advisors. During fiscal 2017, the Compensation Committee continued to engage Compensia to assist with its responsibilities. Compensia performs no other services for the Company.

✓	The Compensation Committee conducts an annual review of our executive compensation strategy, including a review of the compensation peer group used for comparative purposes, and, to help avoid creating any such risks that would be reasonably likely to have a material adverse effect on us, an annual review of our compensation-related risk profile.

✓	Design the equity awards granted to our executive officers to vest or be earned over multi-year periods, which is consistent with current market practice, and better serves our long-term value creation goals and retention objectives.

✓	Design our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the long-term interests of our executive officers with the interests of our stockholders.

✓	Provide perquisites and other personal benefits to our executive officers which are consistent with competitive market prices.

✓	Require that all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they first require both a change-in-control of the Company and a qualifying termination of employment before an executive officer is eligible to receive any such payments and benefits).

✓	Provide that all change-in-control payment and benefit amounts and multiples are within reasonable market norms.

✓	Maintain a rigorous stock ownership policy for our executive officers which require each of them to beneficially own a specified amount of our common stock computed as a multiple of their annual base salary.

✓	Maintain a compensation recovery (“clawback”) policy which provides that, in the event we are required to prepare an accounting restatement, we may recover from our executive officers any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement.

✓	Prohibit our executive officers, employees, and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

What We Do Not Do

X	Offer pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans to our executive officers.

X	Provide any tax reimbursement payments or “gross-ups” in connection with any severance or change-in-control payments or benefits to our executive officers.

X	Pay dividends or dividend equivalents on unvested or unearned restricted stock unit and performance-based restricted stock unit awards.

X	Reprice options to purchase shares of our common stock without stockholder approval.

Compensation Challenges

Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of executive talent being available. We believe that this makes recruiting and retaining executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

•

Highly Competitive Voice Recognition and Natural Language Understanding Industry—The market for voice recognition solutions and natural language understanding technologies is highly competitive, rapidly evolving and fragmented, and is subject to changing technologies, shifting customer needs and the frequent introduction of new products and services. Our position as a pioneer in this innovative and highly-competitive industry makes us a more attractive employer to some executives but a less attractive employer to others. In addition, our success has made our executive officers more attractive as candidates for employment with other companies, creating additional challenges for us to retain them.

•

Executive Background—We hire highly-experienced managers with specific experience in key functional areas who have operated in a fast-moving environment similar to the one in which we operate. The number of executives with the most desirable experience in our industry is relatively low and these executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

•

Corporate Environment—We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. Like many companies in very dynamic markets, we place extraordinary demands on executive time and attention. This means that often prospective executives are more focused on equity compensation, and the Compensation Committee applies our compensation practices accordingly. The Compensation Committee believes that offering competitive long-term incentive compensation awards with strong upside opportunities in our compensation packages better aligns the interests of our executive officers and our stockholders. If performance is not achieved, the compensation realized by our executive officers is reduced accordingly.

•

Replacement Cost—When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Compensation Committee takes into consideration what it may cost to hire that executive officer’s replacement. The Compensation Committee believes that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left us given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

Consequently, in designing the compensation program for our executive officers, including the Named Executive Officers, the Compensation Committee seeks to implement strategies for delivering compensation that align current opportunities with the overall software industry, provide sufficient emphasis on “pay-for-performance,” are appropriately aligned with our financial goals and long-term stockholder returns and address or mitigate the challenges described above.

Compensation Philosophy and Objectives

Our compensation philosophy is designed to promote our business objectives on the principle that our strategic and operational achievements result from the coordinated efforts of all employees working toward common strategic goals. Our guiding compensation principles focus on:

•

aligning the interests of our executive officers and our stockholders and customers by offering significant levels of at-risk compensation in the form of a) an annual short-term incentive bonus opportunity, and b) both time-based and performance-based restricted stock unit awards for shares of our common stock so that the long-term incentives available to our executive officers are directly correlated to our financial performance;

•	paying our executive officers on the basis of their value to the organization;

•	maintaining a compensation program that ensures compensation levels that are competitive with those of other organizations in our labor markets, based on our current financial condition; and

•	attracting, retaining and motivating the best employees.

Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a dynamic, highly-complex business in an innovative industry.

Fiscal 2017 Executive Compensation Actions and Decisions

Actions and Decisions Affected by Malware Incident

As noted above, the Malware Incident directly affected the incentive compensation outcomes for our executive officers. Prior to making its decisions with respect to our fiscal 2017 incentive compensation awards, the Compensation Committee conducted an in-depth review of the impact of the Malware Incident on our financial results and the outcome these results had on each of the incentive compensation awards. Balancing the unforeseeable nature of the Malware Incident against the extraordinary efforts that were taken to mitigate its impact on both our systems and our customers, the Compensation Committee exercised its discretion to make adjustments to the fiscal 2017 PRSU awards of the Named Executive Officers as described in detail below. The Compensation Committee decided not to exercise its discretion to adjust the final outcome of Mr. Ricci’s incentive compensation awards or the resulting payments made under the Annual Bonus Plan.

Further details of actions and decisions taken by the Compensation Committee are as follows:

•

Annual Bonus Payments—The Compensation Committee approved annual bonus payments for our executive officers at 50% of their target bonus opportunity level based on the pre-existing objectives and without making any discretionary adjustments. While we achieved the pre-established net new bookings target for our annual performance-based bonuses, as a result of the Malware Incident we did not attain the pre-established free cash flow-per-share target for the bonuses. Consequently, each of the Named Executive Officers received an annual bonus payment that was equal to 50% of his annual bonus opportunity.

•

Performance-Based Restricted Stock Unit Awards—In November 2017, the Compensation Committee certified the level of attainment of the pre-established performance objectives for the fiscal 2017 PRSU awards, which included the PRSU awards granted in previous years but for which the performance objectives were not established until the beginning of fiscal 2017, as follows:

•

Mr. Ricci—As described in more detail in the section entitled “Long-Term Incentive Compensation—Fiscal 2017 Equity Award Decisions and Outcomes—Mr. Ricci” below, based on the percentage achievement of each performance objective of his fiscal 2017 PRSU awards, in the aggregate Mr. Ricci earned 471,120 shares of our common stock (compared to an aggregate total of 500,000 shares subject to such awards).

Notwithstanding our overall performance for the year, Mr. Ricci requested that the Compensation Committee reduce the overall net value of the shares to be issued to him from the fiscal 2017 PRSU awards by an additional $300,000. Mr. Ricci noted his belief in setting an appropriate tone. The Compensation Committee acknowledged the importance of the tone Mr. Ricci was seeking to set, accepted his request and reduced the number of shares issuable to Mr. Ricci for his fiscal 2017 PRSU awards to 451,524 shares.

•

Other Named Executive Officers—As described in more detail in the section entitled “Long-Term Incentive Compensation—Fiscal 2017 Equity Award Decisions and Outcomes” below, based on the percentage achievement of each performance objective of their fiscal 2017 PRSU awards, the other Named Executive Officers would have earned approximately 34% to 93% of the shares of our common stock subject to such awards. After evaluating the effect of the Malware Incident on these outcomes and after considering the extraordinary efforts of the Named Executive Officers in responding to the Malware Incident, as well as the unforeseeable nature of the incident, the Compensation Committee exercised its discretion, for purposes of their fiscal 2017 PRSU awards only, to adjust the results of our earnings-per-share financial measure for all the Named Executive Officers, our cash flow financial measure for our CFO’s award, as well as the financial measures applicable to our Healthcare segment, to remove 75% of the impact of the Malware Incident from those results. As a result of these adjustments, the other Named Executive Officers were deemed to have earned 47.4% to 101.7% of the shares of our common stock subject to the fiscal 2017 PRSU awards.

Other Fiscal 2017 Compensation Actions and Decisions

In addition to the foregoing, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers for fiscal 2017:

•	Base salaries and target annual bonus opportunities—Reviewed and maintained their annual base salaries and target annual bonus opportunities at their fiscal 2016 levels.

•

Annual Bonus Plan Performance Measures—To address the feedback received from our stockholders, selected net new bookings and free cash flow-per-share as the performance measures for our annual bonus plan.

•

Equity Awards for Mr. Ricci—In connection with his contract extension and acknowledging the pre-existing obligations of the Company to Mr. Ricci under his prior contract, the Compensation Committee approved the following equity awards for Mr. Ricci:

•	A restricted stock award for 250,000 shares of our common stock to vest in full on September 30, 2017; and

•

A performance-based restricted stock unit (“PRSU”) award for 375,000 shares of our common stock to be earned based on our relative total stockholder return (“TSR”) performance over an 18-month performance period ending on March 31, 2018 (the “Relative TSR PRSU Award”).

•

Equity Awards for other Named Executive Officers—Approved equity awards to the other Named Executive Officers in amounts that we believe to be competitive, satisfy our retention objectives and reward them for individual performance and expected future contributions, with the value of these awards to be delivered 50% in the form of PRSU awards for shares of our common stock to be earned upon the achievement of pre-established performance objectives for each of fiscal 2017, 2018 and 2019 and 50% in the form of restricted stock unit (“RSU”) awards for shares of our common stock to vest over a three-year period.

•

Enhanced Performance-Based Equity Awards for other Named Executive Officers—To drive our financial performance and ensure their continued service through the transition to a new Chief Executive Officer, approved PRSU awards to the Named Executive Officers (other than Mr. Ricci) to be earned upon the weighted-average achievement of 100% or more of pre-established performance objectives for fiscal 2017 and 2018, respectively, with an opportunity to earn additional shares of our common stock if these performance objectives were achieved for both fiscal years (the “NEO Enhanced Performance Incentive Awards”).

•

Amended Change of Control and Severance Agreements—Amended our change of control and severance agreements with each of the Named Executive Officers providing enhanced separation terms. Enhancements included the addition of benefits in the event of death and disability, pro-rated time-based equity acceleration for involuntary termination without cause outside of a change in control and the addition of 50% of outstanding performance-based share acceleration opportunity in the event of a termination event as a result of change of control. The terms and conditions of each of the Named Executive Officer’s amended agreement is further described in the section entitled “Employment, Severance and Change in Control Agreements” below.

Employment Agreement Extension with Mr. Ricci

In November 2016 we entered into a new employment agreement with Mr. Ricci with a term expiring March 31, 2018. For additional information about the terms and conditions of Mr. Ricci’s amended and restated employment agreement, see the section entitled “Employment Agreement with Mr. Ricci” below, as well as our current report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2016.

Compensation-Setting Process

Role of the Compensation Committee

The current members of the Compensation Committee are Ms. Kaiser and Messrs. Frankenberg (Chair), Finocchio and Quigley. Our Board of Directors created the Compensation Committee to discharge its responsibilities relating to the compensation of our executive officers. The Compensation Committee oversees, evaluates and approves compensation plans, policies and practices applicable to, and approves the compensation of, our executive officers. The Compensation Committee also administers the Company’s equity-based incentive compensation except to the extent that authority to administer the plans has been delegated to the Chief Executive Officer to administer such plans as to non-executive personnel.

The Compensation Committee has adopted a written charter approved by our Board of Directors, which discusses in detail its responsibilities, and which is available on our corporate website at http://investors.nuance.com/committee-details/compensation-committee-charter.

The Compensation Committee establishes all elements of compensation paid to our CEO and reviews management’s recommendations for and approves all elements of compensation paid to our other executive officers, including the other Named Executive Officers. Our CEO, in consultation with our Senior Vice President and Chief Human Resources Officer, submits all recommendations regarding the compensation of our other executive officers to the Compensation Committee for its review and approval. The Compensation Committee also reviews the compensation of the non-employee members of our Board of Directors and recommends changes, when appropriate, to our Board of Directors.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with our human resources department from time to time. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. Other than delegation of authority to our Chief Executive Officer to grant equity awards to non-executive personnel, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees, to the extent permitted by applicable law. The Compensation Committee did not delegate any responsibilities to a subcommittee during fiscal 2017.

Compensation-Setting Process

The Compensation Committee reviews the compensation of our executive officers, including the Named Executive Officers, annually to ensure that it is consistent with our compensation philosophy, corporate and individual performance, changes in the market and our executive officers’ individual responsibilities. During the first quarter of our fiscal year, or in conjunction with the Company-wide performance process, the Compensation Committee conducts a review of the performance of each executive officer, including our CEO.

Our CEO presents to the Compensation Committee his evaluation of each executive officer, which includes a review of his or her contribution and performance during the last fiscal year (compared against the performance objectives that our CEO and Compensation Committee established at the beginning of the fiscal year for the executive officer), strengths, weaknesses, development plans and succession potential. Our human resources department also assists in the performance reviews of our executive officers, all of whom report directly to our CEO.

The Compensation Committee then makes its own assessments using our CEO’s presentation and, based on this assessment, approves each executive officer’s annual bonus payment, if any, for the last completed fiscal year, including any discretionary adjustments to such awards, and the elements of each executive officer’s total direct compensation opportunity, including performance-based compensation, for the current fiscal year, taking into account, in each case, our CEO’s evaluation, the scope of the executive officer’s responsibilities and experience, and its own evaluation of the competitive market.

The Compensation Committee believes that strong, long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers, including the Named Executive Officers. At the beginning of fiscal 2017, the Compensation Committee reviewed the key objectives of our operating plan and evaluated various performance measures that would provide focus on our continued revenue, bookings and earnings-per-share growth. Since we were still in the midst of the business transformation which has been focused on strengthening our recurring revenue growth, the Compensation Committee selected performance measures for our annual and long-term incentive compensation plans that it believed would best provide a balance between maintaining revenue during this transformation and ensuring a focus on earnings-per-share growth.

Accordingly, in fiscal 2017, the performance objectives for our CEO’s PRSU awards that were authorized in the prior fiscal year were based on the achievement of the non-GAAP revenue, bookings and non-GAAP earnings-per-share target levels established by the Compensation Committee that aligned with our fiscal 2017 operating plan, while the performance objectives for the similar awards for the other Named Executive Officers were based on the financial objectives established for the Company as a whole and their respective business functions and responsibilities. Further, with respect to our CEO’s relative TSR PRSU Award, the 18-month performance period commenced at the beginning of fiscal 2017 and, with respect to the PRSU awards granted to the other Named Executive Officers, the performance period for the relative TSR modifier also commenced at the beginning of fiscal 2017. The corporate, financial and individual performance objectives for our executive officers are established in a manner such that target attainment is not assured; meaning that the executive officers’ receipt of compensation for performance at or above target will require significant effort on their part.

In addition, in making its compensation decisions for our executive officers for fiscal 2017 the Compensation Committee considered the competitive job market, its desire to retain our executive officers so as to not jeopardize the business transformation and the costs (both direct and indirect) associated with having to replace one or more executive officers when making its compensation decisions.

Role of Compensation Committee Advisor

The Compensation Committee retained Compensia to serve as its independent advisor for fiscal 2017. Compensia advises the Compensation Committee with respect to trends in executive compensation, compensation peer group selection, the determination and design of compensation plans and arrangements, the assessment of competitive pay levels and mix (for example, the proportion of “fixed” pay to “variable” pay and the proportion of annual cash pay to long-term equity incentive pay), total equity utilization levels compared to market and setting compensation levels. As part of its engagement, Compensia conducted executive and non-employee director compensation analyses to be used in connection with the Compensation Committee fiscal 2017 compensation actions.

The Compensation Committee may replace an advisor or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Competitive Positioning

Each year, to determine the competitiveness of our overall executive compensation program, the Compensation Committee reviews the compensation for comparable positions within our industry, the historical compensation levels of our executive officers and the individual performance of our executive officers evaluated against their individual objectives established for the preceding fiscal year. The Compensation Committee believes the group of companies that it uses for these purposes constitutes an appropriate peer group because we compete for the same employee pool at the executive level, are in the same or similar industry and are of generally similar size as measured by revenue and market capitalization. The Compensation Committee obtains compensation data about these companies from compensation surveys, publicly-available proxy statements and other public filings. In addition, this data is supplemented by Radford executive compensation survey data representing a broader group of technology companies that are of similar size with revenues between $1 billion to $3 billion.

In June 2016, the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to better align with our revenue and market capitalization and business/industry focus. At that time, the Compensation Committee removed Adobe Systems Incorporated and Intuit, Inc. from the peer group due to differences in revenue and market capitalization. It also removed LinkedIn Corporation from the peer group as a result of its acquisition. The Compensation Committee added ANSYS, Inc., athenahealth, Inc., Mentor Graphics Corporation, Fair Isaac Corporation and Verint Systems, Inc. to the peer group, noting their financial and business and/or industry similarities to us. The compensation peer group utilized for the remainder of fiscal 2016 and to frame and evaluate the Compensation Committee’s fiscal 2017 compensation analysis, consisted of the following companies:

Akamai Technologies, Inc.	Mentor Graphics Corporation
Allscripts Healthcare Solutions, Inc.	PTC, Inc.
ANSYS, Inc.	Red Hat, Inc.
athenahealth, Inc.	Synopsys, Inc.
Autodesk, Inc.	Teradata Corporation
Cadence Design Systems, Inc.	Verifone Systems, Inc.
Cerner Corporation	Verint Systems, Inc.
Citrix Systems, Inc.	VeriSign, Inc.
Fair Isaac Corporation

In June 2017, the Compensation Committee, with the assistance of Compensia, reviewed the compensation peer group for any potential changes as the result of mergers or acquisitions. At that time, the Compensation Committee removed Mentor Graphics Corporation from the peer group due to its acquisition. The compensation peer group utilized for the remainder of fiscal 2017 and to frame and evaluate the Compensation Committee’s fiscal 2018 compensation analysis consisted of the following companies:

Akamai Technologies, Inc.	Fair Isaac Corporation
Allscripts Healthcare Solutions, Inc.	PTC, Inc.
ANSYS, Inc.	Red Hat, Inc.
athenahealth, Inc.	Synopsys, Inc.
Autodesk, Inc.	Teradata Corporation
Cadence Design Systems, Inc.	Verifone Systems, Inc.
Cerner Corporation	Verint Systems, Inc.
Citrix Systems, Inc.	VeriSign, Inc.

Compensation Elements

In fiscal 2017, the compensation arrangements of our executive officers, including the Named Executive Officers, comprised the following elements:

•	base salary;

•	a performance-based annual bonus opportunity;

•	long-term incentive compensation in the form of equity awards;

•	retirement, welfare and personal benefits; and

•	post-employment compensation payments and benefits.

Our compensation philosophy places an emphasis on “at-risk” pay with a balanced focus between short-term and long-term strategic objectives. Consistent with this philosophy, the majority of the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, is variable in nature, the payment and value of which depends on our financial results.

To achieve this objective, we use a performance-based annual bonuses that may be paid out in cash or shares of our common stock (with or without additional vesting requirements) or a combination of both cash and shares, which has mainly been paid in shares of our common stock, and long-term incentive compensation in the form of time-based restricted stock unit awards that may be settled for shares of our common stock, time-based restricted stock awards that may be settled for shares of our common stock and performance-based restricted stock unit awards that may be settled for shares of our common stock.

The performance measures we establish for the annual bonuses and the performance-based restricted stock unit awards are designed to promote stockholder returns, market share increase and revenue and earnings growth.

In addition, the Compensation Committee uses a combination of different financial measures, both GAAP and non-GAAP, in designing the performance-based awards for our executive officers’ short-term and long-term incentive compensation opportunities. Our definition of these measures, as well as a discussion of how they are used in our executive compensation program, is set forth as appropriate in this CD&A. A reconciliation of the non-GAAP to GAAP financial measures is set forth in Annex A to this Proxy Statement.

For fiscal 2017, the Compensation Committee elected, in consideration of the volatile nature of the software industry, compounded by the major transition of our business to a recurring revenue model, to establish performance measures and related target levels for the PRSU awards that were based on our fiscal 2017 financial performance as measured by non-GAAP revenue, bookings and earnings-per-share at the corporate level for Mr. Ricci and segment level gross and net new bookings, non-GAAP earnings-per-share, segment profit margin, non-GAAP operating expense and cash flow from operations, while our fiscal 2017 annual bonuses were based on a 50/50 weighting of net new bookings and free cash flow-per-share achievement. In addition, as described above, the Compensation Committee granted Mr. Ricci a PRSU award to be earned based on our relative TSR and included a relative TSR modifier in the PRSU awards granted to the other Named Executive Officers. These performance measures were selected based on the Compensation Committee’s belief that they best position us for sustained growth in the future.

Base Salary

We use base salary to provide our executive officers, including the Named Executive Officers, with a basic fixed amount of compensation. Base salary levels reflect each executive officer’s responsibilities, performance and expertise and are intended to be competitive with the base salary levels of comparable positions at the companies in our compensation peer group.

The Compensation Committee establishes base salary levels based, in part, on a review of market data for our compensation peer group, as well as the job performance and level of experience of each individual executive officer, internal pay parity considerations and replacement costs. Generally, we tie the performance-based incentive compensation opportunities and post-employment compensation arrangements for each executive officer to his or her base salary.

In October 2016, the Compensation Committee reviewed the base salaries of our executive officers, including each of the Named Executive Officers, and determined that no adjustments would be made to their base salary levels for fiscal 2017.

The base salaries of the Named Executive Officers during fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary	Percentage Change
Mr. Ricci	$800,000	$800,000	—
Mr. Tempesta	$400,000	$400,000	—
Mr. Maripuri	$500,000	$500,000	—
Mr. Schassler	$500,000	$500,000	—
Mr. Weideman	$500,000	$500,000	—

Performance-Based Annual Bonus

Consistent with our compensation philosophy, the Compensation Committee has designed our executive compensation program to ensure that a significant level of our executive officers’ target total direct compensation opportunity is performance-based. To help accomplish this objective, we provide for performance-based bonus opportunities for our executive officers, including the Named Executive Officers, based on the achievement of corporate performance objectives established at the beginning of the year.

During fiscal 2017, the Compensation Committee adopted an annual executive bonus performance objectives and payout targets for our executive officers, including the Named Executive Officers, which was designed to promote the attainment of specific financial objectives (as reflected in our annual operating plan) while, at the same time, supporting our longer-term strategic business objectives and encouraging leadership and teamwork. The Compensation Committee, after consultation with our CEO, established two financial performance measures, as well as minimum, target and maximum performance levels for each measure. In addition, each executive officer was assigned a target bonus opportunity that generally reflected his or her position and was expressed as a percentage of his or her base salary. The amount of each executive officer’s actual bonus payment was to be based on the extent to which we achieved or exceeded the pre-established target level for each performance measure (up to a maximum percentage of 125%) that may be paid to any executive officer. Our bonus program grants the Compensation Committee the authority to modify bonuses up or down as justified by the circumstances.

The target bonus opportunities of the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2017 Target Bonus Opportunity (as a percentage of base salary)
Mr. Ricci	150%
Mr. Tempesta	75%
Mr. Maripuri	75%
Mr. Schassler	75%
Mr. Weideman	75%

Corporate Performance Measures

For fiscal 2017, annual bonuses were to be funded based on our actual performance as measured against two equally weighted corporate financial measures, net new bookings of $1,568.1 million and free cash flow-per-share of $1.50, which the Compensation Committee determined were critical to the successful execution of our fiscal 2017 operating plan.

For purposes of the 2017 bonuses, we calculated net new bookings and free cash flow-per-share as defined in Annex A.

These corporate performance measures were selected by the Compensation Committee after considering the financial objectives contained in our annual operating plan, our longer term strategic objectives, the relationship between our annual and long-term incentive compensation plans and from our stockholders concerning the selection of performance measures for our incentive compensation awards.

Fiscal 2017 Bonus Decisions

For fiscal 2017, our reported net new bookings were $1,653.6 million and our free cash flow-per-share was $1.07 per share. After reviewing these financial results, inclusive of the impact of the Malware Incident on our revenues for the second half of the year which unfavorably affected our ability to achieve our pre-established free cash flow-per-share target, the Compensation Committee approved the payment of bonuses at 50% of the target bonus opportunity level. This payment at the 50% level was based on the achievement of the pre-existing net new bookings target. The remaining 50% of the target bonus opportunity was not achieved due to our not achieving the pre-established free cash flow-per-share target. After noting that prior to fiscal 2017 we had used a single annual bonus plan for our executive officers and other employees and that for fiscal 2017 we had introduced different performance measures for our executive officers to address stockholder feedback necessitating a separate plan for our other employees, the Compensation Committee, in evaluating the proposed bonus payments to be made to the Named Executive Officers, determined that these payments would not exceed, on a percentage basis, the payments made to our other employees.

The fiscal 2017 bonus payments for the Named Executive Officers were made entirely in the form of restricted stock unit awards that are to be settled in shares of our common stock. The number of shares of our common stock subject to these awards was determined by dividing the amount of the bonus earned by the closing market price of our common stock on November 29, 2017, or $16.37 per share, which was the date the Compensation Committee approved the final allocation of the executive officer bonuses. These restricted stock unit awards vested in full on December 1, 2017.

The actual bonus payments to the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2017 Target Bonus Opportunity (as a percentage of base salary)	Percentage of Fiscal 2017 Target Bonus Opportunity Earned	Actual Fiscal 2017 Bonus ($)(1)	Actual Fiscal 2017 Bonus (as a number of shares of common stock)
Mr. Ricci	150%	50%	$600,000	36,652
Mr. Tempesta	75%	50%	$150,000	9,163
Mr. Maripuri	75%	50%	$187,500	11,453
Mr. Schassler	75%	50%	$187,500	11,453
Mr. Weideman	75%	50%	$187,500	11,453

(1)	The cash amount was not paid but rather converted into a number of shares of our common stock with an equal value based on the closing price of our common stock on the date of grant.

Long-Term Incentive Compensation

We provide long-term incentive compensation to our executive officers, including the Named Executive Officers, in the form of restricted stock unit (“RSU”) awards for shares of our common stock which are to be earned pursuant to both time-based and performance-based requirements. These requirements are designed to align the interests of our executive officers and our stockholders and to provide each individual executive officer with a significant incentive to manage us from the perspective of an owner and to remain employed with us.

The Compensation Committee has maintained a multi-year practice whereby at least 50% of the value of all equity awards granted to the Named Executive Officers is in the form of performance-based awards to be earned or settled based on the achievement of pre-established target levels for one or more performance measures. The Compensation Committee believes that this equity mix provides an effective alignment of the interests of our executive officers and our stockholders.

The Compensation Committee also believes that the commitment to grant a mix of both time-based and performance-based equity awards enhances our ability to retain our executive officers by providing a portion of their long-term incentive compensation opportunity in the form of full value equity awards (such as RSU awards) that will be earned only if they remain employed with us for several years.

Typically, the Compensation Committee reviews our executive officers’ prior fiscal year’s performance at its first meeting of the fiscal year and will grant equity awards if deemed appropriate within the first quarter of the fiscal year. Further, the Compensation Committee determines the value of the equity awards that it grants to each executive officer based on its evaluation of his or her performance, his or her skills, expertise and experience, his or her expected future contributions, its retention objectives for the executive officer, the status of their outstanding equity awards (including the projected value of these awards in future fiscal years), its evaluation of our financial and operational performance for the preceding fiscal year and its review of the compensation data described in the section entitled “Competitive Positioning” above and replacement costs.

Design of Performance-Based Awards

Consistent with our compensation philosophy, the Compensation Committee has designed our executive compensation program to provide that a significant portion of our executive officers’ target total direct compensation opportunity is performance based. This is achieved, in part, by delivering at least 50% of their long-term incentive compensation in the form of performance-based restricted stock unit (“PRSU”) awards which are earned only if the performance targets are achieved and the value of which depends directly on our stock price.

The Compensation Committee structures these performance-based awards to reflect the unique characteristics of our business:

•	The highly-competitive and rapidly-changing industry in which we operate;

•	Our long-term growth strategy based on both acquisitions as well as organic growth; and

•	The ongoing transformation of our business model.

As a result, the Compensation Committee has determined that it is in our best interests to select the performance measures and set the related target levels for our PRSU awards using an annual approach, including measures which drive longer-term performance, with the exception of a portion of Mr. Ricci’s awards as described below. Not only does this approach enable the Compensation Committee to set performance goals that are responsive to our near-term and long-term objectives, it also minimizes the risk that these goals will become unattainable because of unforeseen or changing circumstances by providing the committee with the opportunity to adjust the goals each year as needed in a rapidly changing environment. This “annual performance period” approach also allows the Compensation Committee to be responsive to ever-changing business conditions and maintains focus on key measures in the midst of the transformation of our business model.

In addition, by determining the size of each PRSU award at the beginning of each three-year performance cycle, the Compensation Committee is able to ensure that each executive officer has a significant portion of his or her annual and target total direct compensation opportunity at risk, underscoring our emphasis on performance results and reinforcing our retention objectives.

Based on the feedback we received from our stockholders concerning the appropriate focus of our long-term incentive compensation program, the Compensation Committee introduced a TSR modifier for the PRSU awards granted in fiscal 2017 to each of the Named Executive Officers (other than Mr. Ricci) to be earned at the end of fiscal 2019. This modifier will adjust the number of shares of our common stock earned in fiscal 2019 by each Named Executive Officer with respect to the increment of their fiscal 2017 PRSU awards for which the performance objectives are to be established at the beginning of fiscal 2019 based on the performance of our common stock against a selected index measured over the three-year performance period ending September 30, 2019.

The implementation of these principles can be illustrated by the following chart:

Fiscal 2017 Award Approved (Authorization Date) and Grant Date (Performance Objectives Set) for First Award Tranche	Fiscal 2018 Grant Date (Performance Objectives Set) for Second Award Tranche	Fiscal 2019 Grant Date (Performance Objectives Set) for Third Award Tranche

Number of shares earned to be determined following the completion of the fiscal 2017 performance period	Number of shares earned to be determined following the completion of the fiscal 2018 performance period	Number of shares earned to be determined following the completion of the fiscal 2019 performance period

For purposes of the foregoing chart, as well as the discussion below, the terms “authorization date” and “grant date” are defined as follows:

•

“Authorization Date” means the date on which the Compensation Committee approved the authorization of the equity award. The per share value of the award on such date is equal to the closing market price of our common stock as quoted on NASDAQ on the date that the Compensation Committee approves the award.

•

“Grant Date” means the date on which the Compensation Committee selected the performance measures and set the target performance level for the equity award. The per share value of the awards on such date is equal to the closing market price of our common stock as quoted on NASDAQ on the date that the Compensation Committee approves these terms of the award.

Fiscal 2017 Equity Award Decisions and Outcomes

In November and December 2016, the Compensation Committee approved annual equity awards for our executive officers, including the Named Executive Officers. As in prior years, the Compensation Committee determined that, with respect to the PRSU awards granted to Messrs. Tempesta, Maripuri, Schassler and Weideman, it would establish the performance measures and set target levels for such measures at or shortly after the beginning of each fiscal year covered by the award. See the section entitled “Long-Term Incentive Compensation—Design of Performance-Based Awards” above for a discussion of the Compensation Committee’s rationale for using this award format.

In addition, to ensure retention during the Chief Executive Officer transition, as well as to maintain their focus on driving the achievement of key financial objectives, in November and December 2016 the Compensation Committee approved additional PRSU awards for the Named Executive Officers (other than Mr. Ricci). The shares of our common stock subject to these awards were to be earned only if we achieved or exceeded pre-established target levels for one or more key financial measures on a weighted average basis for each of fiscal 2017 and fiscal 2018. In addition, specifically to reinforce the retention objectives and importance of the designated financial objectives, the awards contained an “enhanced” incentive which provided that each Named Executive Officer would earn additional shares of our common stock if we achieved or exceeded the financial objectives for both fiscal 2017 and fiscal 2018. Any shares of our common stock earned for the fiscal 2017 performance period would vest and be settled at the end of fiscal 2018. The Compensation Committee believed that this award design struck an appropriate balance between creating a long-term retention incentive for the Named Executive Officers and establishing performance goals that both aligned their interests with our business objectives for the next two fiscal years and provided a strong incentive for increasing stockholder value.

The equity awards granted to the Named Executive Officers were as follows:

Mr. Ricci:

On November 17, 2016, the Compensation Committee granted Mr. Ricci the following equity awards:

Type of Award	Date of Authorization/ Grant	Number of Shares	Authorization Date Fair Value	Vesting/ Performance Requirements
RSA	November 17, 2016	250,000	$3,887,500	Vested in full on September 30, 2017
PRSU	November 17, 2016	375,000	$5,831,250	Relative TSR(1)

(1)	Between 80% - 120% of the target number of shares will be earned based upon our relative TSR measured over an 18-month performance period commencing October 1, 2016 and ending March 31, 2018.

On December 29, 2016, the Compensation Committee selected the performance measures and set the related target levels for the following tranches of the PRSU awards that were approved for grant to Mr. Ricci on November 20, 2015 as follows:

Target Number of Shares of Common Stock Subject to each PRSU Award Tranche		Fiscal 2017 Performance Measure
170,000

•  Upto target shares will be earned if non-GAAP revenue equals or exceeds $2.060 billion

•  Upto an additional 42,500 shares may be earned based on a pre-established scale for overachievement of revenue target

	165,000	• Upto target shares will be earned if corporate bookings equal $2.343 billion • Upto an additional 41,250 shares may be earned based on a pre-established scale for overachievement of bookings target

165,000

•  Upto target shares will be earned if non-GAAP earnings-per-share equal or exceeds $1.58

•  Upto an additional 41,250 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

Total	500,000 shares

In addition, on December 29, 2016, the Compensation Committee reserved 200,000 shares of our common stock for possible issuance in the event that Mr. Ricci exceeded the target performance levels for his fiscal 2017 performance-based equity awards; 75,000 shares were reserved for the “relative TSR” PRSU award granted on November 17, 2016 and 125,000 shares were reserved for overachievement of the PRSU awards granted on December 29, 2016.

Subsequently, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives for the various increments of the PRSU awards that were approved for grant on November 20, 2015 and which had such objectives established on December 29, 2016 as follows:

Target Number of Shares of Common Stock Subject to the PRSU Award Installment		Fiscal 2017 Performance Measure	Percentage Achievement of Performance Measure(s)	Number of Shares of Common Stock Earned Pursuant to the PRSU Award Installment
	170,000	Non-GAAP Revenue	96%	153,000
	165,000	Bookings	111%	206,250
	165,000	Non-GAAP earnings-per-share	86%	111,870

Total	500,000 shares		94%	471,120 shares
CEO Requested Adjustment:				(19,596 shares)

Adjusted Total				451,524 shares

Notwithstanding these result, Mr. Ricci requested that the Compensation Committee reduce the overall net value of the shares to be issued to him from these PRSU tranches by $300,000. Mr. Ricci noted his belief of setting an appropriate tone. The Compensation Committee acknowledged the importance of the tone Mr. Ricci was seeking to set, accepted his request and reduced the number of shares issuable to Mr. Ricci for his fiscal 2017 PRSU awards to 451,524 shares.

Mr. Tempesta:

On November 15, 2016, the Compensation Committee granted and authorized for grant to Mr. Tempesta the following equity awards:

Type of Award	Date of Authorization/ Grant	Number of Shares	Authorization Date Fair Value	Vesting/ Performance Requirements
RSU	November 15, 2016	80,000	$1,226,400	Subject to time-based vesting over three years as follows: 30,000 shares on September 30, 2017, 25,000 shares on September 30, 2018 and 25,000 shares on September 30, 2019

PRSU	November 15, 2016	80,000	$1,226,400	Up to 30,000 shares to be earned upon achievement of performance objectives established for one-year performance period ending September 30, 2017 and up to 25,000 shares to be earned upon achievement of performance objectives established for each of one-year performance period for fiscal 2018 and fiscal 2019

Also on November 15, 2016, the Compensation Committee granted and authorized for grant to Mr. Tempesta an NEO Enhanced Performance Incentive Award as follows:

Date of Authorization/ Grant	Number of Shares	Authorization Date Fair Value	Vesting/ Performance Requirements
November 15, 2016	100,000	$1,533,000	33,334 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2017, 33,333 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2018 and 33,333 shares to be earned on September 30, 2018 ONLY if the award tranches for BOTH fiscal 2017 and fiscal 2018, as described above, were earned based on 100% achievement of the applicable performance objectives

The initial 33,334 shares of our common stock subject to the NEO Enhanced Performance Incentive Award were to be earned if, on a weighted-average basis, 100% of the fiscal 2017 performance objectives were achieved. Any earned shares of our common stock will vest on September 30, 2018.

On December 29, 2016, the Compensation Committee selected the performance measures and set the related target levels for the following increments of the PRSU awards that were approved for grant to Mr. Tempesta on December 15, 2014, July 21, 2015, November 20, 2015, and November 15, 2016:

Target Number of Shares of Common Stock Subject to the PRSU Award Tranche		Fiscal 2017 Performance Measure
15,000

•  Up to target number of shares will be earned if non-GAAP revenue equals or exceeds $2.060 billion

•  Up to an additional 3,750 shares may be earned based on a pre-established scale for overachievement of revenue target

	15,000	• Up to target shares will be earned if corporate bookings equal $2.343 billion • Up to an additional 3,750 shares may be earned based on a pre-established scale for overachievement of bookings target

22,500

•  Up to target shares will be earned if non-GAAP earnings-per-share equal or exceeds $1.58

•  Up to an additional 5,625 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

15,000

•  Up to target shares will be earned if functional operating expense target is achieved

•  Up to an additional 3,750 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

7,500

•  Up to target shares will be earned if cash flow from operations target is achieved

•  Up to an additional 1,875 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

Total	75,000 shares

In addition, on December 29, 2016, the Compensation Committee reserved 18,750 shares of our common stock for possible issuance in the event that Mr. Tempesta exceeded the target performance levels for the increments of the PRSU awards that were approved for grant to him on December 15, 2014, July 21, 2015, November 20, 2015 and November 15, 2016 that had their performance measures selected and the related target levels set on December 29, 2016 and 6,250 shares were reserved for achievement of the relative TSR performance modifier for the PRSU award authorized on November 15, 2016 which is subject to the relative TSR modifier for the performance period commencing October 1, 2016 and ending September 30, 2019.

Subsequently, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives, taking into consideration the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, for the various increments of the PRSU awards that were previously approved for grant and which had such objectives established on December 29, 2016 as follows:

Target Number of Shares of Common Stock Subject to the PRSU Award Installment		Fiscal 2017 Performance Measure	Percentage Achievement of Performance Measure(s)	Number of Shares of Common Stock Earned Pursuant to the PRSU Award Installment
	15,000	Non-GAAP revenue	96%	6,000
	15,000	Bookings	111%	18,750
	22,500	Non-GAAP earnings-per-share	97%	15,075
	15,000	Functional operating expense	92%	18,750
	7,500	Cash flow from operations	97%	6,150

Total	75,000 shares			64,725 shares

In addition, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives for the first increment of Mr. Tempesta’s NEO Enhanced Performance Incentive Award. The Compensation Committee did not apply the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, and, when assessing the final outcome for this award, determined that none of the shares of our common stock subject to that increment had been earned. As a result of the fiscal 2017 increment of the award not being earned, the additional portion of the award of 33,333 shares that was to be earned for 100% achievement, on a weighted-average basis or better, of the performance objectives for the fiscal 2017 and fiscal 2018 performance periods, was also forfeited.

Mr. Maripuri:

On December 22, 2016, prior to Mr. Maripuri being elected an executive officer, he was granted the following equity awards:

Type of Award	Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Award	Vesting/ Performance Requirements
RSU	December 22, 2016	75,000	$1,120,500	Subject to time-based vesting over three years as follows: 25,000 shares on September 30, 2017, 25,000 shares on September 30, 2018 and 25,000 shares on September 30, 2019

PRSU	December 22, 2016	75,000	$1,120,500	Up to 25,000 shares to be earned upon achievement of performance objectives established for one-year performance period ending September 30, 2017 and up to 25,000 shares to be earned upon achievement of performance objectives established for each of one-year performance period for fiscal 2018 and fiscal 2019, respectively

Also on December 22, 2016, Mr. Maripuri was granted a NEO Enhanced Performance Incentive Award as follows:

Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Grant	Vesting/ Performance Requirements
December 22, 2016	150,000	$2,241,000	50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2017, 50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2018 and 50,000 shares to be earned on September 30, 2018 ONLY if the award tranches for BOTH fiscal 2017 and fiscal 2018, as described above, were earned based on 100% achievement of the applicable performance objectives

The initial 50,000 shares of our common stock subject to the NEO Enhanced Performance Incentive Award were to be earned if, on a weighted-average basis, 100% of the fiscal 2017 performance objectives were achieved. Any earned shares of our common stock will vest on September 30, 2018.

On February 22, 2017, prior to being elected an executive officer, the performance measures were selected, and related target levels were set for the following increments of the PRSU awards that were approved for grant to Mr. Maripuri on December 15, 2014, December 1, 2015 and December 22, 2016:

Target Number of Shares of Common Stock Subject to the PRSU Award Tranche		Fiscal 2017 Performance Measure
9,750

•  Upto target shares will be earned if non-GAAP earnings-per-share equal or exceeds $1.58

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

22,500

•  Upto target shares will be earned if non-GAAP Healthcare revenue target is achieved

•  Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of segment revenue target

10,500

•  Upto target shares will be earned if Healthcare management plan net new bookings target is achieved

•  Upto an additional 2,625 shares may be earned based on a pre-established scale for overachievement of segment net new bookings target

9,750

•  Upto target shares will be earned if Healthcare management plan bookings target is achieved

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of segment bookings target

22,500

•  Upto target shares will be earned if Healthcare management plan operating margin target is achieved

•  Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of segment operating margin target

Total	75,000 shares

In addition, on February 22, 2017, 18,750 shares of our common stock were reserved for possible issuance to Mr. Maripuri in the event that he exceeded the target performance levels for the increments of the PRSU awards that were approved for grant to him on December 15, 2014, December 1, 2015 and December 22, 2016 that had their performance measures selected and the related target levels set on February 22, 2017 and 6,250 shares were reserved for achievement of the relative TSR performance modifier for the PRSU award authorized on December 22, 2016 which is subject to the modifier for the performance period commencing October 1, 2016 and ending September 30, 2019.

Subsequently, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives, taking into consideration the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, for the various increments of the PRSU awards that were previously approved for grant and which had such objectives established on February 22, 2017 as follows:

Target Number of Shares of Common Stock Subject to the PRSU Award Installment		Fiscal 2017 Performance Measure	Percentage Achievement of Performance Measure(s)	Number of Shares of Common Stock Earned Pursuant to the PRSU Award Installment
	9,750	Non-GAAP earnings-per-share	97%	6,531

	22,500	Non-GAAP Healthcare revenue	100%	21,825

	10,500	Healthcare management plan net new bookings	111%	13,125

	9,750	Healthcare management plan bookings	114%	12,188

	22,500	Healthcare management plan operating margin	96%	9,000

Total	75,000 shares			62,669 shares

In addition, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives for the first increment of Mr. Maripuri’s NEO Enhanced Performance Incentive Award. The Compensation Committee did not apply the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, and, when assessing the final outcome for this award, determined that none of the shares of our common stock subject to that increment had been earned. As a result of the fiscal 2017 increment of the award not being earned, the additional portion of the award of 50,000 shares that was to be earned for 100% achievement, on a weighted-average basis or better, of the performance objectives for the fiscal 2017 and fiscal 2018 performance periods, was also forfeited.

Mr. Schassler:

On November 15, 2016, the Compensation Committee granted and authorized for grant to Mr. Schassler the following new equity awards:

Type of Award	Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Award	Vesting/ Performance Requirements
RSU	November 15, 2016	87,334	$1,338,830	Subject to time-based vesting over three years as follows: 33,334 shares on September 30, 2017, 29,000 shares on September 30, 2018 and 25,000 shares on September 30, 2019

PRSU	November 15, 2016	87,334	$1,338,830	Up to 33,334 shares to be earned upon achievement of performance objectives established for one-year performance period ending September 30, 2017 and up to 29,000 shares and 25,000 shares to be earned upon achievement of performance objectives established for each of one-year performance period for fiscal 2018 and fiscal 2019, respectively

On November 15, 2016, the Compensation Committee granted and authorized for grant to Mr. Schassler an NEO Enhanced Performance Incentive Award as follows:

Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Grant	Vesting/ Performance Requirements
November 15, 2016	150,000	$2,299,500	50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2017, 50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2018 and 50,000 shares to be earned on September 30, 2018 ONLY if the award tranches for BOTH fiscal 2017 and fiscal 2018, as described above, were earned based on 100% achievement of the applicable performance objectives

The initial 50,000 shares of our common stock subject to the NEO Enhanced Performance Incentive Award were to be earned if, on a weighted-average basis, 100% of the fiscal 2017 performance objectives were achieved. Any earned shares of our common stock will vest on September 30, 2018.

On December 29, 2016, the Compensation Committee selected the performance measures and set the related target levels for the following increments of the PRSU awards that were approved for grant to Mr. Schassler on February 3, 2016 and November 15, 2016:

Target Number of Shares of Common Stock Subject to the PRSU Award Tranche		Fiscal 2017 Performance Measure
9,750

•  Upto target shares will be earned if non-GAAP earnings-per-share equal or exceeds $1.58

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

	22,500	• Upto target shares will be earned if Mobile non-GAAP revenue target is achieved • Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of revenue target

9,750

•  Upto target shares will be earned if Mobile management plan net new bookings target is achieved

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of net new bookings target

10,500

•  Upto target shares will be earned if Mobile management plan bookings target is achieved

•  Upto an additional 2,625 shares may be earned based on a pre-established scale for overachievement of bookings target

22,500

•  Upto target shares will be earned if Mobile management plan operating margin target is achieved

•  Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of operating margin target

Total	75,000 shares

In addition, on December 29, 2016, the Compensation Committee reserved 18,750 shares of our common stock for possible issuance in the event that Mr. Schassler exceeded the target performance levels for the increments of the PRSU awards that were approved for grant to him on February 3, 2016 and November 15, 2016 that had their performance measures selected and the related target levels set on December 29, 2016 and 6,250 shares were reserved for achievement of the relative TSR performance modifier for the PRSU award authorized on November 15, 2016 which is subject to the modifier for the performance period commencing October 1, 2016 and ending September 30, 2019.

Subsequently, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives, taking into consideration the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, for the various increments of the PRSU awards that were previously approved for grant and which had such objectives established on December 29, 2016 as follows:

Target Number of Shares of Common Stock Subject to the PRSU Award Installment		Fiscal 2017 Performance Measure	Percentage Achievement of Performance Measure(s)	Number of Shares of Common Stock Earned Pursuant to the PRSU Award Installment
	9,750	Non-GAAP earnings-per-share	97%	6,531

	22,500	Mobile non-GAAP revenue	100%	22,725

	9,750	Mobile management plan net new bookings	101%	10,920

	10,500	Mobile management plan bookings	108%	13,125

	22,500	Mobile management plan operating margin	100%	22,950

Total	75,000 shares			76,251 shares

In addition, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives for the first increment of Mr. Schassler’s NEO Enhanced Performance Incentive Award. The Compensation Committee did not apply the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, and, when assessing the final outcome for this award, determined that Mr. Schassler had earned all 50,000 shares of our common stock subject to that increment.

Mr. Weideman:

On December 22, 2016, prior to Mr. Weideman being elected an executive officer, he was granted the following equity awards:

Type of Award	Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Award	Vesting/ Performance Requirements
RSU	December 22, 2016	75,000	$1,120,500	Subject to time-based vesting over three years as follows: 25,000 shares on September 30, 2017, 25,000 shares on September 30, 2018 and 25,000 shares on September 30, 2019

PRSU	December 22, 2016	75,000	$1,120,500	Up to 25,000 shares to be earned upon achievement of performance objectives established for one-year performance period ending September 30, 2017 and up to 25,000 shares to be earned upon achievement of performance objectives established for each of one-year performance period for fiscal 2018 and fiscal 2019, respectively

Also on December 22, 2016, Mr. Weideman was granted a NEO Enhanced Performance Incentive Award as follows:

Date of Authorization/ Grant	Number of Shares	Authorization Date Value of Equity Award	Vesting/ Performance Requirements
December 22, 2016	150,000	$2,241,000	50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2017, 50,000 shares to be earned upon achievement of 100%, on a weighted-average basis or better, of the performance objectives established for one-year performance period ending September 30, 2018 and 50,000 shares to be earned on September 30, 2018 ONLY if the award tranches for BOTH fiscal 2017 and fiscal 2018, as described above, were earned based on 100% achievement of the applicable performance objectives

The initial 50,000 shares of our common stock subject to the NEO Enhanced Performance Incentive Award were to be earned if, on a weighted-average basis, 100% of the fiscal 2017 performance objectives were achieved. Any earned shares of our common stock will vest on September 30, 2018.

On February 22, 2017, prior to being elected an executive officer, the performance measures and related target levels were set for the following increments of the PRSU awards that were approved for grant to Mr. Weideman on December 15, 2014, December 1, 2015 and December 22, 2016:

Target Number of Shares of Common Stock Subject to the PRSU Award Tranche		Fiscal 2017 Performance Measure
9,750

•  Upto target shares will be earned if non-GAAP earnings-per-share equal or exceeds $1.58

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of earnings-per-share target

22,500

•  Upto target shares will be earned if Enterprise non-GAAP revenue target is achieved

•  Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of revenue target

10,500

•  Upto target shares will be earned if Enterprise management plan net new bookings target is achieved

•  Upto an additional 2,625 shares may be earned based on a pre-established scale for overachievement of net new bookings target

9,750

•  Upto target shares will be earned if Enterprise management plan bookings target is achieved

•  Upto an additional 2,438 shares may be earned based on a pre-established scale for overachievement of bookings target

22,500

•  Upto target shares will be earned if Enterprise management plan operating margin target is achieved

•  Upto an additional 5,625 shares may be earned based on a pre-established scale for overachievement of operating margin target

Total	75,000 shares

In addition, on February 22, 2017 prior to being elected an executive officer, the performance measures were selected and related target levels were set for possible issuance in the event that Mr. Weideman exceeded the target performance levels for the increments of the PRSU awards that were approved for grant to him on December 15, 2014, December 1, 2015 and December 22, 2016 that had their performance measures selected and the related target levels set on February 22, 2017 and 6,250 shares were reserved for achievement of the relative TSR performance modifier for the PRSU award authorized on December 22, 2016 which is subject to the modifier for the performance period commencing October 1, 2016 and ending September 30, 2019.

Subsequently, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives, taking into consideration the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, for the various increments of the PRSU awards that were previously approved for grant and which had such objectives established on February 22, 2017 as follows:

Target Number of Shares of Common Stock Subject to the PRSU Award Installment		Fiscal 2017 Performance Measure	Percentage Achievement of Performance Measure(s)	Number of Shares of Common Stock Earned Pursuant to the PRSU Award Installment
	9,750	Non-GAAP earnings-per-share	97%	6,531

	22,500	Enterprise non-GAAP revenue	95%	6,300

	10,500	Enterprise management plan net new bookings	84%	0

	9,750	Enterprise management plan bookings	91%	0
	22,500	Enterprise management plan operating margin	100%	22,725

Total	75,000 shares			35,556 shares

In addition, on November 27, 2017, the Compensation Committee certified the level of achievement of the performance objectives for the first increment of Mr. Weideman’s NEO Enhanced Performance Incentive Award. The Compensation Committee did not apply the adjustment approved by the Compensation Committee for the Malware Incident as described in the section entitled “Executive Summary—Fiscal 2017—Year in Review” above, and, when assessing the final outcome of this award, determined that none of the shares of our common stock subject to that increment had been earned. As a result of the fiscal 2017 increment of the award not being earned, the additional portion of the award of 50,0000 shares that was to be earned for 100% achievement, on a weighted-average basis or better, of the performance objectives for the fiscal 2017 and fiscal 2018 performance periods, was also forfeited.

For purposes of the 2017 PRSU awards, we calculated non-GAAP revenue, non-GAAP earnings-per-share, bookings, net new bookings, non-GAAP operating expense, operating margin and cash flow from operations as defined in Annex A.

Retirement, Welfare and Personal Benefits

We offer our United States employees, including our executive officers, comprehensive health and welfare programs including medical, wellness, dental, vision, disability, life insurance and accidental death and dismemberment protection. In addition, we offer a Section 401(k) plan and employee stock purchase plan. Our executive officers are offered the same level of benefits as our other employees.

We provide our executive officers, including the Named Executive Officers, with certain perquisites and personal benefits, including reimbursement for tax and financial planning services, and a car allowance (if applicable), the incremental costs to us of which are reflected in the Summary Compensation Table below. The Compensation Committee believes these personal benefits are reasonable and consistent with our overall executive compensation program, because they better enable us to attract and retain superior individuals for our key executive positions. In addition, these personal benefits are provided to ensure our executive officers’ health and financial affairs are taken care of in a manner that enables them to focus their full attention on their respective positions. The Compensation Committee reviews and approves the personal benefits provided to our executive officers on an annual basis.

Enhanced welfare benefits and other personal benefits provided to our CEO and other executive officers are as follows:

•	An annual medical examination for each executive officer, with the exception of Mr. Ricci who receives a wellness reimbursement allowance of up to $50,000.

•	With the exception of Mr. Ricci, each executive officer is eligible to receive a $500,000 term life insurance policy at our expense.

•	Mr. Ricci receives a $1.0 million term life insurance policy at our expense.

•

Our executive officers are eligible for an enhanced long-term disability benefit that provides for payment of 60% of their eligible earnings capped at a maximum of $18,500 per month, with the exception of Mr. Ricci who is not subject to this maximum limit and has a benefit that provides for payment of 60% of his base salary. In addition, our executive officers have an enhanced “Own Occupation” provision that provides for continuation of benefits beyond two years if they cannot return to their own occupation.

•	Personal aircraft use:

•

To increase the number of in-person meetings with our customers, as well as to reduce the physical strain of heavy travel schedules, we own a corporate aircraft and also lease charter aircraft from time to time for business-related travel. The Compensation Committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Ricci for his protection and the protection of our assets, and to reduce his travel time and allow him to devote more time to work duties. The Compensation Committee approved personal use of the corporate-owned or leased aircraft by Mr. Ricci in fiscal 2017 and reviews the personal usage on a quarterly basis. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use.

•	A tax and financial planning reimbursement benefit.

Post-Employment Compensation

On our behalf, the Compensation Committee has entered into agreements with our CEO and certain other executive officers, including each of the other Named Executive Officers, which provide for certain payments and benefits upon certain specified terminations of employment, including certain specified terminations of employment following a change in control of the Company. In exchange for these payments and benefits, each executive officer must release the Company from any claims relating to his or her employment and termination of employment.

We believe that these protections are necessary to help motivate and retain our executive officers and, in some cases, helped induce them to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these protections will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value when analyzing a potential transaction that could involve a change in control of the Company.

The post-employment payments and benefits which the Named Executive Officers are eligible to receive are described in more detail in “Employment, Severance, and Change in Control Agreements” below.

Employment Agreement with Mr. Ricci

During his tenure as our CEO, we have reflected the terms and conditions of Mr. Ricci’s employment with us in a written employment agreement. Prior to his amended and restated employment agreement as described below, we last entered into an amended and restated employment agreement with Mr. Ricci in November 2011 (the “Initial Employment Agreement”). This agreement, which had a term of three years, set forth the terms and conditions of his employment, including his compensation and the circumstances under which he would be eligible to receive payments and benefits in the event of his termination of employment, including a termination of employment in connection with a change in control of the Company.

On November 17, 2016, our Board of Directors approved and entered into an amended and restated employment agreement with Mr. Ricci (the “New Employment Agreement”) which runs through March 31, 2018. This agreement superseded the Initial Employment Agreement, including Amendment No. 1 dated November 12, 2013 and Amendment No. 2 dated June 18, 2015. The principal terms of the New Employment Agreement are as follows:

•

Base salary and target annual bonus—His base salary and target bonus levels were to remain consistent with levels under his prior employment agreement ($800,000 base salary and target annual bonus of 150% of base salary for fiscal 2017);

•

Long-term incentive compensation—He was to receive an annual long-term incentive compensation opportunity consisting of both performance-based and time-based equity awards for the term of the agreement, consisting of the following:

•

A PRSU award for 375,000 shares of our common stock to be earned based on the level of achievement of performance goals set by the Compensation Committee with input from Mr. Ricci no later than September 30, 2017; and

•	A time-based restricted stock award for 250,000 shares of our common stock to vest in full on September 30, 2017.

•

Severance payments upon non-renewal of agreement—In recognition and in lieu of Mr. Ricci’s rights under his Initial Employment Agreement, as subsequently amended, which gave him the right to trigger termination of the agreement with full severance payment and accelerated vesting of equity awards, he is instead eligible to receive a “retention” payment in the amount of $8,400,000 under the New Employment Agreement. Such payment will be forfeited if he voluntarily terminates his employment without “good reason” as defined in the agreement, prior to March 31, 2018; and

•

Post-employment compensation—In the event of an involuntary termination of employment, he is eligible to receive payments and benefits consistent with the terms of his prior employment agreement (which covers both an involuntary termination of employment in connection with and absent a change-in-control of the Company).

Other Compensation Policies

Stock Ownership Policy

We believe that our executive officers, including the Named Executive Officers, should own and hold shares of our common stock to directly align their interests and actions with the interests of our stockholders. Our executive officers are expected to own and hold that number of shares of our common stock that correspond to their position within the Company. We have not specified a time period during which an executive officer must be in compliance with our stock ownership policy, however, until he or she has reached the appropriate ownership level, he or she is required to retain 25% of the net shares received upon the exercise of an option to purchase shares of our common stock or vesting of a restricted stock or restricted stock unit award.

The current expected stock ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	Five times current annual base salary
Other Executive Officers	Three times current annual base salary

As of the end of fiscal 2017, our CEO and each of the other Named Executive Officers satisfied his or her stock ownership level as specified above, with the exception of Mr. Schassler who joined the Company in fiscal 2016 and Mr. Maripuri, who became an executive officer in fiscal 2017.

Compensation Recovery Policy

We maintain a compensation recovery (“clawback”) policy which provides that, in the event that we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to incentive compensation paid or awarded after December 7, 2012, its date of adoption, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

Equity Award Grant Policy

We grant promotion or retention awards, or newly-hired employee equity awards, on the first day of the month (or the first business day thereafter if such day is not a business day) with the exception of inducement awards, which may be granted promptly following the closing of an acquisition or upon the hiring of an employee. Equity awards issued in lieu of paying cash for non-incentive compensation plan bonuses are granted promptly following final determination of achievement and payout levels by the Compensation Committee and vest shortly after the date of grant.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.

Derivatives Trading, Hedging and Pledging Policies

We prohibit our executive officers and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

Tax and Accounting Considerations

Income Tax Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes an annual $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation qualifies as “performance-based compensation” or satisfies the requirements of another exception to the deduction limit. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to our executive officers of their compensation arrangements. The ultimate tax consequences of these arrangements, including but not limited to tax deductibility by the Company, are subject to many factors, however, that are beyond the Compensation Committee’s and the Company’s control (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by our executive officers regarding the exercise of options to purchase shares of our common stock and other rights).

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee believes that it is important that it retain maximum flexibility in administering our executive compensation program to meet its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will consider alternative forms of compensation consistent with our compensation objectives, which may preserve deductibility when it considers such objectives to be in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments

Section 280G of the Internal Revenue Code disallows a tax deduction to a company for an “excess parachute payment,” while Section 4999 of the Internal Revenue Code imposes a 20% excise tax on any person who receives an “excess parachute payment.” The Compensation Committee believes that the provision of any tax payment or tax “gross-up” protection for executive officers in the context of a change in control of the Company is not appropriate, and, therefore, does not provide for any tax reimbursement or “gross-up” payment for our executive officers, including our CEO, whose employment agreement does not contain any such provision.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in connection with our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including options to purchase shares of the company’s stock and restricted stock unit awards that may be settled for shares of the company’s stock, based on the grant date fair value of these awards. We perform this calculation for financial reporting purposes and report these amounts in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

FISCAL 2017 SUMMARY COMPENSATION TABLE

The following table sets forth, for the period indicated, the compensation earned, paid to, or received by the Company to the Named Executive Officers during fiscal 2017, fiscal 2016, and fiscal 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)		Total ($)
Paul A. Ricci	2017	$800,000	—	$17,235,000	—	$600,000	(3)	$182,406	(4)	$18,817,406
Chief Executive Officer	2016	800,000	—	5,045,000	—	1,200,000		246,458		7,291,458
	2015	800,000	—	6,361,500	—	1,200,000		199,943		8,561,443

Daniel D. Tempesta(5)	2017	$400,000	—	$3,331,572	—	$150,000	(6)	$10,604	(7)	$3,892,176
Executive Vice President	2016	400,000	—	2,073,509	—	300,000		7,969		2,781,478
and Chief Financial Officer	2015	363,654	$37,500	2,514,005	—	315,000		8,331		3,238,490

Satish Maripuri(8)	2017	$500,000	—	$4,100,750	—	$187,500	(9)	$16,853	(10)	$4,805,103
Executive Vice President GM,
Healthcare Division

Robert C. Schassler(11)	2017	$500,000	—	$3,939,330	—	$187,500	(12)	$10,604	(13)	$4,637,434
Executive Vice President	2016	358,238	—	3,268,125	—	337,178		10,007		3,973,548
GM, Mobility Division

Robert Weideman(14)	2017	$500,000	—	$4,100,750	—	$187,500	(15)	$1,742	(16)	$4,789,992
Executive Vice President
GM, Enterprise Division

(1)	The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. Instead, the amounts reported represent the grant date fair value of the stock awards granted in each covered fiscal year, as computed in accordance to FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of the stock awards reported in the Stock Awards column are set forth in Note 15 to the Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for fiscal 2017 filed with the SEC on November 29, 2017.

(2)	The amounts reported in the Stock Awards column for Mr. Ricci include performance shares that were issued to Mr. Ricci in prior fiscal year but accounted for in this fiscal period based upon when the fiscal 2017 performance goals were established. The table below illustrates the dates the grants were issued to Mr. Ricci and the grant date value of each award.

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
November 17, 2016	11/17/2016	250,000	$3,887,500	Time-based shares vesting 9/30/2017
November 17, 2016	12/29/2016	375,000	$5,917,500	Performance award tied to relative total shareholder return 10/1/2016 – 3/31/2018

Total grants issued in fiscal 2017		625,000	$9,805,000

November 20, 2015	12/29/2016	500,000	$7,430,000	Performance award tied to fiscal 2017 corporate financial targets

Total grants issued prior to fiscal 2017 and accounted for in fiscal 2017		500,000	$7,430,000

Total value reported in Stock Award column for fiscal 2017		1,125,000	$17,235,000

(3)	Mr. Ricci received his fiscal 2017 bonus in the form of a restricted stock unit award for 36,652 shares of our common stock having a value equal to $600,000. This award vested in full on December 1, 2017.

(4)	The amount reported in the All Other Compensation column for fiscal 2017 consists of the following items:

Matching contributions to 401(k) plan	$4,308
Reimbursement for Executive Enhanced Wellness Benefit	4,760
Reimbursement for tax and financial planning services	25,000
Personal use of Company-owned and leased aircraft travel*	124,684
Enhanced long term disability benefits	204
Premiums for term life insurance policy	3,450
Fixed Car Allowance	20,000

Total	$182,406

*	For purposes of the Summary Compensation Table, we value the aggregate incremental cost to the Company for personal use of the Company-owned aircraft using a method that takes into account the cost of fuel, trip related cabin services, crew travel expenses, on-board catering, landing fees, trip related hangar parking costs and other variable costs. Since our aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition cost of the aircraft and the cost of maintenance not related to trips. We value the aggregate incremental cost to the Company for personal use of Company-leased aircraft at an amount equal to the actual cost incurred by the Company for each flight.

(5)	Mr. Tempesta was appointed as Executive Vice President of Finance and Chief Financial Officer on July 21, 2015.

(6)	Mr. Tempesta received his bonus in the form of a restricted stock unit award for 9,163 shares of our common stock having a value equal to $150,000. This award vested in full on December 1, 2017.

(7)	The amount reported in the All Other Compensation column for fiscal 2017 consists of the following items:

Matching contributions to 401(k) plan	$5,400
Enhanced long term disability benefits	204
Reimbursement for tax and financial planning services	5,000

Total	$10,604

(8)	Mr. Maripuri was appointed as an Executive Officer on August 1, 2017.

(9)	Mr. Maripuri received his bonus in the form of a restricted stock unit award for 11,453 shares of our common stock having a value equal to $187,500 This award vested in full on December 1, 2017.

(10)	The amount reported in the All Other Compensation column for fiscal 2017 consists of the following items:

Matching contributions to 401(k) plan	$5,400
Reimbursement for Executive Enhanced Wellness Benefit	3,250
Reimbursement for tax and financial planning services	5,000
Enhanced long term disability benefits	204
Premiums for term life insurance	2,999

Total	$16,853

(11)	Mr. Schassler started with the Company on January 14, 2016 and resigned in January 2018.

(12)	Mr. Schassler received his bonus in the form of a restricted stock unit award for 11,453 shares of our common stock having a value equal to $187,500. This award vested in full on December 1, 2017.

(13)	The amount reported in the All Other Compensation column for fiscal 2017 consists of the following items:

Matching contributions to 401(k) plan	$5,400
Reimbursement for tax and financial planning services	5,000
Enhanced long term disability benefits	204

Total	$10,604

(14)	Mr. Weideman was appointed as an Executive Officer on August 1, 2017.

(15)	Mr. Weideman received his bonus in the form of a restricted stock unit award for 11,453 shares of our common stock having a value equal to $187,500. This award vested in full on December 1, 2017.

(16)	The amount reported in the All Other Compensation column for fiscal 2017 consists of the following items:

Matching contributions to 401(k) plan	$1,538
Enhanced long term disability benefits	204

Total	$1,742

FISCAL 2017 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth all plan-based awards granted to the Named Executive Officers during fiscal 2017. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year End table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Issuance Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul A. Ricci(3)	11/17/2016	11/17/2016							250,000		3,887,500
	11/20/2015	12/29/2016				325,000	500,000	625,000			7,430,000
	11/17/2016	12/29/2016				300,000	375,000	450,000			5,917,500
		10/01/2016	$300,000	$1,200,000	$1,500,000
Daniel D. Tempesta(4)(5)	11/15/2016	11/15/2016							80,000		1,226,400
	12/15/2014	12/29/2016				6,300	20,000	25,000			297,200
	7/21/2015	12/29/2016				6,300	20,000	25,000			297,200
	11/20/2015	12/29/2016				1,575	5,000	6,250			74,300
	11/15/2016	12/29/2016				9,450	30,000	37,500			445,800
	11/15/2016	12/29/2016				—	33,334	33,334			495,343
	11/15/2016	12/29/2016				—	33,333	33,333			495,328
		10/01/2016	$75,000	$300,000	$375,000
Satish Maripuri(6)(7)	12/22/2016	12/22/2016							75,000		1,120,500
	12/15/2014	2/22/2017				6,500	20,000	25,000			340,600
	12/01/2015	2/22/2017				9,750	30,000	37,500			510,900
	12/22/2016	2/22/2017				8,125	25,000	31,250			425,750
	12/22/2016	2/22/2017				—	50,000	50,000			851,500
	12/22/2016	2/22/2017				—	50,000	50,000			851,500
		10/01/2016	$93,750	$375,000	$468,750
Robert C. Schassler(8)(9)	11/15/2016	11/15/2016							87,334		1,338,830
	2/03/2016	12/29/2016				13,375	41,666	52,083			619,157
	11/15/2016	12/29/2016				10,700	33,334	41,668			495,343
	11/15/2016	12/29/2016				—	50,000	50,000			743,000
	11/15/2016	12/29/2016				—	50,000	50,000			743,000
		10/01/2016	$93,750	$375,000	$468,750
Robert Weideman(10)(11)	12/22/2016	12/22/2016							75,000		1,120,500
	12/15/2014	2/22/2017				8,125	25,000	31,250			425,750
	12/01/2015	2/22/2017				8,125	25,000	31,250			425,750
	12/22/2016	2/22/2017				8,125	25,000	31,250			425,750
	12/22/2016	2/22/2017				—	50,000	50,000			851,500
	12/22/2016	2/22/2017				—	50,000	50,000			851,500
		10/01/2016	$93,750	$375,000	$468,750

(1)	The Company’s practice is that annual bonuses are to be paid primarily in shares of our common stock, which may be subject to additional vesting requirements, as determined by the Compensation Committee. The amounts reported in this section as “Threshold,” “Target” and “Maximum” possible payouts are estimated amounts and assume that each Named Executive Officer would receive a payment based solely upon the level at which the plan targets were achieved. The actual amount paid to each Named Executive Officer was determined based upon the final assessment of the final outcome of the targets established for the plan during the fiscal year. The actual bonus payments to each Named Executive Officer and the form of payment are disclosed in Compensation Disclosure and Analysis above.

(2)	The amounts reported represent the grant date fair value of each equity award assuming payout at the target award level, computed in accordance with FASB ASC Topic 718. The amounts reported in this column do not correspond to the actual value that may ultimately be realized by the Named Executive Officer from his equity awards.

(3)	The amounts reported in the Stock Awards column include 500,000 of performance shares that were issued to Mr. Ricci in prior fiscal year however accounted for in this fiscal period upon establishment of fiscal 2017 performance goals. The table below illustrates the dates the grants were issued to Mr. Ricci and the grant date value of each award. As noted in the table, Mr. Ricci received in fiscal year 2017, in connection with his contract extension, a grant of 375,000 shares of performance-based awards of which are aligned to a relative total shareholder return measured against the S&P Software & Services Select Industry Index for the period October 1, 2016 – March 31, 2018.

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
November 17, 2016	11/17/2016	250,000	$3,887,500	Time-based shares vesting 9/30/2017
November 17, 2016	12/29/2016	375,000	$5,917,500	Performance award tied to relative total shareholder return 10/1/2016 – 3/31/2018

Total grants issued in fiscal 2017		625,000	$9,805,000

November 20, 2015	12/29/2016	500,000	$7,430,000	Performance award tied to fiscal 2017 corporate financial targets

Total grants issued prior to fiscal 2017 and accounted for in fiscal 2017		500,000	$7,430,000

Total value reported in Stock Award column		1,125,000	$17,235,000

(4)	This table includes enhanced performance-based restricted stock unit awards covering 33,334 shares of our common stock that would vest on September 30, 2018 only if Mr. Tempesta achieved 100%, on a weighted average basis, of his fiscal 2017 targets and an additional opportunity or (“kicker”) of 33,333 shares of our common stock that would vest only if Mr. Tempesta achieved both his fiscal 2017 and fiscal 2018 targets at 100%. The award provides that if the annual performance targets are not achieved, the award will be forfeited. The enhanced award for fiscal 2017 and the entire kicker were forfeited as Mr. Tempesta did not achieve, on a weighted average, 100% of his fiscal 2017 performance targets.

(5)	This table excludes performance-based restricted stock unit awards covering 50,000 shares of our common stock that will vest only if Mr. Tempesta achieves his fiscal 2018 corporate targets, 25,000 shares of our common stock that will vest only if Mr. Tempesta achieves his fiscal 2019 target, and an enhanced performance-based restricted stock unit awards covering 33,333 shares of our common stock that will vest only if Mr. Tempesta achieves his fiscal 2018 targets at 100%, on a weighted average basis. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(6)	This table includes enhanced performance-based restricted stock unit awards covering 50,000 shares of our common stock that would vest on September 30, 2018 only if Mr. Maripuri achieved 100%, on a weighted average basis, of his fiscal 2017 targets and an additional opportunity or (“kicker”) of 50,000 shares of our common stock that would vest only if Mr. Maripuri achieved both his fiscal 2017 and fiscal 2018 targets at 100%. The award provides that if the annual performance targets are not achieved, the award will be forfeited. The enhanced award for fiscal 2017 and the kicker were forfeited as Mr. Maripuri did not achieve, on a weighted average, 100% of his fiscal 2017 performance targets.

(7)

This table excludes performance-based restricted stock unit awards covering 50,000 shares of our common stock that will vest only if Mr. Maripuri achieves his fiscal 2018 corporate targets, 25,000 shares of our common stock that will vest only if Mr. Maripuri achieves his fiscal 2019 targets, and an enhanced performance-based restricted stock unit award covering 50,000 shares of our common stock that will vest only if Mr. Maripuri achieves his fiscal 2018 targets at 100%, on a weighted average basis. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(8)	This table includes enhanced performance-based restricted stock unit awards covering 50,000 shares of our common stock that would vest on September 30, 2018 only if Mr. Schassler achieved 100%, on a weighted average basis, of his fiscal 2017 targets and an additional opportunity or (“kicker”) of 50,000 shares of our common stock that would vest only if Mr. Schassler achieved both his fiscal 2017 and fiscal 2018 targets at 100%. The award provides that if the annual performance targets are not achieved, the award will be forfeited. Mr. Schassler did achieve, on a weighted average, 100% of his fiscal 2017 performance targets. Mr. Schassler resigned from the Company in January 2018 therefore forfeited unvested awards.

(9)	This table excludes performance-based restricted stock unit awards covering 49,834 shares of our common stock that will vest only if Mr. Schassler achieves the fiscal 2018 corporate targets, 25,000 shares of our common stock that will vest only if Mr. Schassler achieves his fiscal 2019 corporate targets, and an enhanced performance-based restricted stock unit award covering 50,000 shares of our common stock that will vest only if Mr. Schassler achieves his fiscal 2018 targets at 100%, on a weighted average basis. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited. Mr. Schassler resigned from the Company in January 2018 therefore forfeited unvested awards.

(10)	This table includes an enhanced performance-based restricted stock unit awards covering 50,000 shares of our common stock that would vest on September 30, 2018 only if Mr. Weideman achieved 100%, on a weighted average basis, of his fiscal 2017 targets and an additional opportunity or (“kicker”) of 50,000 shares of our common stock that would vest only if Mr. Weideman achieved both his fiscal 2017 and fiscal 2018 targets at 100%. The award provides that if the annual performance targets are not achieved, the award will be forfeited. The enhanced award for fiscal 2017 and the kicker were forfeited as Mr. Weideman did not achieve, on a weighted average, 100% of his fiscal 2017 performance targets.

(11)	This table excludes performance-based restricted stock unit awards covering 50,000 shares of our common stock that will vest only if Mr. Weideman achieves his fiscal 2018 corporate targets, 25,000 shares of our common stock that will vest only if Mr. Weideman achieves his fiscal 2019 targets, and an enhanced performance-based restricted stock unit awards covering 50,000 shares of our common stock that will vest only if Mr. Weideman achieves his fiscal 2018 targets at 100%, on a weighted average basis. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

FISCAL 2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth all outstanding equity awards held by each Named Executive Officer as of September 30, 2017. The equity awards were all in the form of time- or performance-based restricted stock units. None of the Named Executives held any options at September 30, 2017. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $15.72 for the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 29, 2017, the last business day of the fiscal year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A. Ricci	—		$—	1,075,000	(1)	$16,899,000
Daniel D. Tempesta	75,000	(2)	1,179,000	275,000	(3)	4,323,000
Satish Maripuri	75,000	(4)	1,179,000	325,000	(5)	5,109,000
Robert C. Schassler	74,834	(6)	1,176,390	324,834	(7)	5,106,390
Robert Weideman	75,000	(8)	1,179,000	325,000	(9)	5,109,000

(1)	These stock awards are performance-based and will vest only upon achievement of certain pre-established financial performance targets. The vesting of 500,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2017 non-GAAP revenue, bookings and non-GAAP earnings-per-share targets with the opportunity to receive up to an additional 125,000 shares for overachievement of these goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2017, it was determined that targets were achieved at a level to vest 471,120 shares. After consideration of the impact of the malware incident that we experience in June 2017, Mr. Ricci proposed to the Compensation Committee that they reduce the achieved outcome by $300,000 or 19,596 shares based upon the closing market price of our common stock on November 27, 2017. The vesting of the remaining 375,000, shares of our common stock subject to the award is based upon the achievement of Relative Total Shareholder Return measured against the S&P Software & Services Select Industry Index for the period October 1, 2016 – March 31, 2018. This award provides for overachievement opportunity of up to 75,000 additional shares.

(2)	These shares of common stock were granted to Mr. Tempesta pursuant to 75,000 time-based restricted stock units; 50,000 shares vest on September 30, 2018 and 25,000 shares vest on September 30, 2019.

(3)

These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 75,000 of the shares of our common stock subject to the award was based upon the achievement of fiscal 2017 non-GAAP revenue, bookings, non-GAAP earnings-per-share, operating expense and cash flow from operations with the opportunity to receive up to an additional 18,750 shares for overachievement of these goals. The enhanced performance incentive award representing 33,334 shares will vest on September 30, 2018 upon the achievement of 100%, on a weighted average basis, of the fiscal 2017 goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2017, it was determined that targets were achieved at a level that resulted in 64,725 shares vesting and the remaining 62,359 shares being forfeited. The vesting of the remaining 147,916 shares of our common stock subject to the awards is based upon achievement of fiscal 2018 goals (50,000 shares), fiscal 2019 goals (25,000 shares), an enhanced performance incentive grants (33,333 shares) based on the achievement of 100%, on a weighted average basis, fiscal 2018 goals, an additional incentive of 33,333 shares if both fiscal 2017 and fiscal 2018 goals are achieved at or above 100% on a weighted average basis, and an overachievement opportunity aligned to the relative total shareholder return modifier (6,250) measured for the three-year period (fiscal 2017 – fiscal 2019) to be aligned with fiscal 2019 performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year. The enhanced performance incentive of 33,333 shares, which was based upon achievement of both fiscal 2017 and fiscal 2018, were forfeited as fiscal 2017 targets were not achieved.

(4)	These shares of common stock were granted to Mr. Maripuri pursuant to 75,000 time-based restricted stock units; 50,000 shares vest on September 30, 2018 and 25,000 shares vest on September 30, 2019.

(5)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 75,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2017 non-GAAP earnings-per-share, healthcare management revenue, net new bookings, bookings, and operating margin with the opportunity to receive up to an additional 18,750 shares for overachievement of these goals. The enhanced performance incentive award representing 50,000 shares will vest on September 30, 2018 upon the achievement of 100%, on a weighted average basis, of the fiscal 2017 goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2017, it was determined that targets were achieved at a level that resulted in 62,669 shares vesting and 81,081 shares being forfeited. The vesting of the remaining 181,250 shares of our common stock subject to the awards is based upon achievement of fiscal 2018 goals (50,000 shares), fiscal 2019 goals (25,000 shares), an enhanced performance incentive grant (50,000 shares) based on the achievement of 100%, on a weighted average basis, fiscal 2018 goals, an additional incentive of 50,000 shares if both fiscal 2017 and fiscal 2018 goals are achieved at or above 100% on a weighted average basis, and an overachievement opportunity aligned to the relative total shareholder return modifier (6,250) measured for the three-year period (fiscal 2017 – fiscal 2019) to be aligned with fiscal 2019 performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year. The enhanced performance incentive of 50,000 shares, which was based upon achievement of both fiscal 2017 and fiscal 2018, were forfeited as fiscal 2017 targets were not achieved.

(6)	These shares of common stock were granted to Mr. Schassler pursuant to 74,834 time-based restricted stock units; 49,834 shares vest on September 30, 2018 and 25,000 shares vest on September 30, 2019. Mr. Schassler resigned from the Company in January 2018 therefore forfeited unvested awards.

(7)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 75,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2017 non-GAAP earnings-per-share, mobile management revenue, net new bookings, bookings, and operating margin with the opportunity to receive up to an additional 18,750 shares for overachievement of these goals. The enhanced performance incentive award representing 50,000 shares will vest on September 30, 2018 upon the achievement of 100%, on a weighted average basis, of the fiscal 2017 goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2017, it was determined that targets were achieved at a level that resulted in 126,251 shares vesting (50,000 of these shares that were aligned to the NEO Enhanced Performance Incentive will vest on September 30, 2018 based on Mr. Schassler continuing as a service provider to Nuance through that date) and 17,499 shares being forfeited. The vesting of the remaining 181,084 shares of our common stock subject to the awards is based upon achievement of fiscal 2018 goals (49,834 shares), fiscal 2019 goals (25,000 shares), an enhanced performance incentive grant (50,000 shares) based on the achievement of 100%, on a weighted average basis, of fiscal 2018 goals, an additional incentive of 50,000 shares if both fiscal 2017 and fiscal 2018 goals are achieved at or above 100% on a weighted average basis, and an overachievement opportunity aligned to the relative total shareholder return modifier (6,250) award measured for the three year period (fiscal 2017 – fiscal 2019) to be aligned with fiscal 2019 performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year. Mr. Schassler resigned from the Company in January 2018 therefore forfeited unvested awards.

(8)	These shares of common stock were granted to Mr. Weideman pursuant to 75,000 time-based restricted stock units; 50,000 shares vest on September 30, 2018 and 25,000 shares vest on September 30, 2019.

(9)

These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 75,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2017 non-GAAP earnings-per-share, enterprise management revenue, net new bookings, bookings, and operating margin with the opportunity to receive up to an additional 18,750 shares for overachievement of these goals. The enhanced performance incentive award representing 50,000 shares will vest on September 30, 2018 upon the achievement of 100%, on a weighted average basis, of the fiscal 2017 goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2017, it was determined that targets were achieved at a level that resulted in 35,556 shares vesting and 108,194 shares being forfeited. The vesting of the remaining 181,250 shares of our common stock subject to the awards is based upon achievement of fiscal 2018 goals (50,000 shares), fiscal 2019 goals (25,000 shares), an enhanced performance incentive grant (50,000 shares) based on the achievement of 100%, on a weighted average basis, of fiscal 2018 goals, an additional incentive of 50,000 shares if both fiscal 2017 and fiscal 2018 goals are achieved at or above 100% on a weighted average basis, and an overachievement opportunity aligned to the relative total shareholder return modifier (6,250) award measured for the three-year period (fiscal 2017—fiscal 2019) to be aligned with fiscal 2019 performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year. The enhanced performance incentive of 50,000 shares, which was based upon achievement of both fiscal 2017 and fiscal 2018, were forfeited as fiscal 2017 targets were not achieved.

FISCAL 2017 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth all stock options exercised, and the value realized upon exercise, and all other equity awards vested, and the value realized upon vesting, by the Named Executive Officers during fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Total Value Realized on Vesting ($)(2)
Paul A. Ricci	1,875,000	$3,290,000	609,025	$9,886,731
Daniel D. Tempesta	—	—	203,994	3,326,308
Satish Maripuri	—	—	172,569	2,795,077
Robert C. Schassler	—	—	137,020	2,200,079
Robert Weideman	—	—	183,482	2,978,295

(1)	Values calculated based on actual sale price less cost of option upon exercise.

(2)	Value calculated by multiplying the number of shares vesting by the closing price on the vesting date, date of vest less par value of shares.

PENSION OR NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company had no pension plans or nonqualified deferred compensation arrangements in which the Named Executive Officers participated during fiscal 2017.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Chief Executive Officer

On November 17, 2016, the Compensation Committee of the Board of Directors approved an amendment and restatement of the Company’s employment agreement with Paul Ricci, the Company’s Chairman and Chief Executive Officer. On that same day, Mr. Ricci and the Company signed the amended and restated employment agreement (the “New Employment Agreement”). The New Employment Agreement will run through March 31, 2018. Mr. Ricci’s annual base salary under the New Employment Agreement remains unchanged at $800,000 and his target annual bonus remains at 150% of base salary. His actual bonus earned, if any, depends on the achievement of performance goals set in advance by the Compensation Committee. Under the New Employment Agreement, Mr. Ricci was granted time-based restricted stock awards for 250,000 shares of Company common stock and a performance-based award of 375,000 performance shares. The performance shares would vest based on actual performance versus goals set in advance by the Compensation Committee. The severance payments and benefits in the New Employment Agreement generally were not increased in amount from the prior amounts, but the primary severance payments and non-renewal amounts that Mr. Ricci would have been entitled to following the non-renewal of his employment under the old agreement now will be paid to him following his termination of employment under the New Employment Agreement, except that, under the New Employment Agreement, Mr. Ricci will forfeit the severance and non-renewal payment if he voluntarily terminates employment without good reason (as defined in the New Employment agreement) before March 31, 2018 (the “Employment Term”). Instead, he is eligible to receive a “retention” payment in the amount of $8,400,000, which will be forfeited if he voluntarily terminates his employment without “good reason” as defined in Mr. Ricci’s employment agreement, prior to March 31, 2018. The non-renewal provisions of the old agreement were not carried over into the New Employment Agreement. Mr. Ricci has indicated his intention to retire as Chief Executive Officer at the end of the term of the New Employment Agreement. The Board of Directors has undertaken a search process to choose Mr. Ricci’s successor during the term.

The following table describes the estimated payments and benefits that would be received by Mr. Ricci upon a termination of his employment by the Company without cause (as defined in the Employment Agreement) or at the Employment Term, by him for good reason (as defined in the Employment Agreement) or within twelve (12) months following a change of control of the Company, for any other reason except voluntary termination prior to Employment Term, or due to his retirement, death or disability. For purposes of valuing Mr. Ricci’s equity awards, the amounts below are based on a per share price of $15.72 for the Company’s common stock, which was the closing market price of the common stock on the last business day of the fiscal year as reported on the NASDAQ Global Select Market on September 29, 2017.

	Termination—Without Cause or at Employment Term	Termination—CIC or Good Reason (during protected period)	Termination—Other Involuntary Prior to Employment Term	Death/Disability
Severance	$1,600,000	$2,000,000	$1,600,000	$1,600,000
Bonus	1,800,000	2,400,000	1,800,000	1,200,000
Equity	5,894,625	5,894,625	—	5,894,625
Benefits continuation	36,844	49,125	—	73,688
Lump Sum Payout	500,000	500,000	—	500,000
Retention Payment	8,400,000	8,400,000	8,400,000	8,400,000
Term Life Premium	32,488	32,488	—	32,488
Allowances	142,500	190,000	—	—

Total	$18,406,457	$19,466,238	$11,800,000	$17,700,801

Other Named Executive Officers

Mr. Tempesta

Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance since March 2008 and was appointed our Executive Vice President and Chief Financial Officer in July 2015.

In July 2017, the Compensation Committee approved a new Change of Control and Severance Agreement for use with executive officers and on August 8, 2017 the Company and Mr. Tempesta entered into the new form of Change of Control and Severance Agreement (the “Tempesta Severance Agreement”). The Tempesta Severance Agreement provides that in the event Mr. Tempesta’s employment is involuntarily terminated without cause and not for death or disability he will be eligible to receive severance benefits consisting of (i) twelve (12) months base salary, payable in a lump sum payment, (ii) a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the prorated portion of the time-based equity that would have vested in the fiscal year in which the termination occurs, and (iv) twelve (12) months Company-paid health insurance under COBRA. If Mr. Tempesta’s employment is terminated without cause or for good reason within twelve (12) months following a change of control of the Company, he will instead be eligible to receive, (i) (12) months base salary, payable in a lump sum payment, (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”, and (iv) if Mr. Tempesta’s employment is terminated without cause or for good reason during the twelve (12) months post-change of control protection period he will receive acceleration of 50% of all remaining performance shares at target. If Mr. Tempesta’s employment with the Company terminates due to death or due to disability he or his eligible dependents will be eligible to receive benefits consisting of twelve (12) months Company-paid health insurance under COBRA and immediate acceleration of all of his outstanding and unvested time-based restricted stock awards. To receive the foregoing severance payments and benefits, Mr. Tempesta would be required to enter into a separation and release agreement with the Company and continuing to comply with his existing confidentiality and restrictive covenant agreements.

The Tempesta Severance Agreement provides for an initial term through September 30, 2018 and for automatic renewal of additional one-year terms unless the Company or Mr. Tempesta provides timely notice of non-renewal.

Mr. Maripuri

Mr. Maripuri joined the Company in February 2012 and currently serves as our Executive Vice President and General Manager, Healthcare Division, from August 2016 and was elected as an executive officer on August 1, 2017.

In July 2017, the Compensation Committee approved a new Change of Control and Severance Agreement for use with executive officers and on August 8, 2017 the Company and Mr. Maripuri entered into the new form of Change of Control and Severance Agreement (the “Maripuri Severance Agreement”). The Maripuri Severance Agreement provides that in the event Mr. Maripuri’s employment is involuntarily terminated without cause and not for death or disability he will be eligible to receive severance benefits consisting of (i) twelve (12) months base salary, payable in a lump sum payment, (ii) a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the prorated portion of the time-based equity that would have vested in the fiscal year in which the termination occurs, and (iv) twelve (12) months Company-paid health insurance under COBRA. If Mr. Maripuri’s employment is terminated without cause or for good reason within twelve (12) months following a change of control of the Company, he will instead be eligible to receive, (i) (12) months base salary, payable in a lump sum payment, (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”, and (iv) if Mr. Maripuri’s employment is terminated without cause or for good reason during the twelve (12) months post-change of control protection period he will receive acceleration of 50% of all remaining performance shares at target. If Mr. Maripuri’s employment with the Company terminates due to death or due to disability he or his eligible dependents will be eligible to receive benefits consisting of twelve 12) months Company-paid health insurance under COBRA and immediate acceleration of all of his outstanding and unvested time-based restricted stock awards. To receive the foregoing severance payments and benefits, Mr. Maripuri would be required to enter into a separation and release agreement with the Company and continuing to comply with his existing confidentiality and restrictive covenant agreements.

The Maripuri Severance Agreement provides for an initial term through September 30, 2018 and for automatic renewal of additional one-year terms unless the Company or Mr. Maripuri provides timely notice of non-renewal.

Mr. Schassler

Mr. Schassler served as our Executive Vice President and General Manager, Mobile Division commencing January 14, 2016, was elected an Executive Officer effective on February 3, 2016 and resigned in January 2018.

In July 2017, the Compensation Committee approved a new Change of Control and Severance Agreement for use with executive officers and on August 8, 2017 the Company and Mr. Schassler entered into the new form of Change of Control and Severance Agreement (the “Schassler Severance Agreement”). The Schassler Severance Agreement provides that in the event Mr. Schassler’s employment is involuntarily terminated without cause and not for death or disability he will be eligible to receive severance benefits consisting of (i) twelve (12) months base sal-

ary, payable in a lump sum payment, (ii) a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the prorated portion of the time-based equity that would have vested in the fiscal year in which the termination occurs, and (iv) twelve (12) months Company-paid health insurance under COBRA. If Mr. Schassler’s employment is terminated without cause or for good reason within twelve (12) months following a change of control of the Company, he will instead be eligible to receive, (i) (12) months base salary, payable in a lump sum payment, (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”, and (iv) if Mr. Schassler’s employment is terminated without cause or for good reason during the twelve (12) months post-change of control protection period he will receive acceleration of 50% of all remaining performance shares at target. If Mr. Schassler’s employment with the Company terminates due to death or due to disability he or his eligible dependents will be eligible to receive benefits consisting of twelve (12) months Company-paid health insurance under COBRA and immediate acceleration of all of his outstanding and unvested time-based restricted stock awards. To receive the foregoing severance payments and benefits, Mr. Schassler would be required to enter into a separation and release agreement with the Company and continuing to comply with his existing confidentiality and restrictive covenant agreements.

The Schassler Severance Agreement provides for an initial term through September 30, 2018 and for automatic renewal of additional one-year terms unless the Company or Mr. Schassler provides timely notice of non-renewal.

Mr. Weideman

Mr. Weideman joined the Company in November 2001, and currently serves as the Company’s Executive Vice President and General Manager, Enterprise Division from October 2012 and was elected an executive officer on August 1, 2017.

In July 2017, the Compensation Committee approved a new Change of Control and Severance Agreement for use with executive officers and on August 8, 2017 the Company and Mr. Weideman entered into the new form of Change of Control and Severance Agreement (the “Weideman Severance Agreement”). The Weideman Severance Agreement provides that in the event Mr. Weideman’s employment is involuntarily terminated without cause and not for death or disability he will be eligible to receive severance benefits consisting of (i) twelve (12) months base salary, payable in a lump sum payment, (ii) a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the prorated portion of the time-based equity that would have vested in the fiscal year in which the termination occurs, and (iv) twelve (12) months Company-paid health insurance under COBRA. If Mr. Weideman’s employment is terminated without cause or for good reason within twelve (12) months following a change of control of the Company, he will instead be eligible to receive, (i) (12) months base salary, payable in a lump sum payment, (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason”, and (iv) if Mr. Weideman’s employment is terminated during the twelve (12) months post-change of control protection period he will receive acceleration of 50% of all remaining performance shares at target. If Mr. Weideman’s employment with the Company terminates due to death or due to disability he or his eligible dependents will be eligible to receive benefits consisting of twelve (12) months Company-paid health insurance under COBRA and immediate acceleration of all of his outstanding and unvested time-based restricted stock awards. To receive the foregoing severance payments and benefits, Mr. Weideman would be required to enter into a separation and release agreement with the Company and continuing to comply with his existing confidentiality and restrictive covenant agreements.

The Weideman Severance Agreement provides for an initial term through September 30, 2018 and for automatic renewal of additional one-year terms unless the Company or Mr. Weideman provides timely notice of non-renewal.

The following tables sets forth the estimated payments and benefits that would be received by the Named Executive Officers (other than our Chief Executive Officer) upon a termination of employment by the Company without cause (as defined in each individual Change of Control and Severance Agreement) and an involuntary termination without cause or termination for good reason (as defined in each individual Change of Control and Severance Agreement) within twelve (12) months following a change of control of the Company. For purposes of valuing equity awards held by each Named Executive Officer, the amounts below are based on a per share price of $15.72 of the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 29, 2017, the last business day of the fiscal year.

Termination of Employment (without cause) Absent a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards(1)	Bonus	Continuation of Benefits	Total
Daniel D. Tempesta	$400,000	—	$300,000	$24,563	$724,563
Satish Maripuri	$500,000	—	$375,000	$19,200	$894,200
Robert C. Schassler(2)	$500,000	—	$375,000	$24,563	$899,563
Robert Weideman	$500,000	—	$375,000	$16,398	$891,398

(1)	Termination (without cause): The equity value reflected in the table above is $0 as the shares for fiscal 2017 vested on 9/30/2017 and there would be no equity to accelerate. For further disclosure, if an involuntary termination event occurs during fiscal 2018, , the executive would be eligible to receive prorated acceleration of time-based shares outstanding as of 9/30/2017 and set to vest in fiscal 2018. The value of such acceleration for each executive in this hypothetical scenario, based on the value of our stock on 9/30/2017 is as follows: Mr. Tempesta up to $785,950; Mr. Maripuri up to $785,950; Mr. Schassler up to $783,341; Mr. Weideman up to $785,950. The value of the equity payout to the executive would be pro-rated based on the actual termination date.
(2)	Mr. Schassler voluntarily terminated from the Company on January 13, 2018, and is therefore no longer eligible for these benefits.

Termination of Employment In Connection With a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Bonus	Continuation of Benefits	Total
Daniel D. Tempesta	$400,000	$2,685,324	$300,000	$24,563	$3,409,887
Satish Maripuri	$500,000	$2,947,313	$375,000	$19,200	$3,841,513
Robert C. Schassler(1)	$500,000	$4,513,994	$375,000	$24,563	$5,413,557
Robert Weideman	$500,000	$2,947,313	$375,000	$16,398	$3,838,711

(1)	Mr. Schassler voluntarily terminated from the Company on January 13, 2018, and is therefore no longer eligible for these benefits.

Termination Due to Death or Disability

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Bonus	Continuation of Benefits	Total
Daniel D. Tempesta	—	$1,178,925	—	$24,563	$1,203,488
Satish Maripuri	—	$1,178,925	—	$19,200	$1,198,125
Robert C. Schassler(1)	—	$1,176,316	—	$24,563	$1,200,879
Robert Weideman	—	$1,178,925	—	$16,398	$1,195,323

(1)	Mr. Schassler voluntarily terminated from the Company on January 13, 2018, and is therefore no longer eligible for these benefits.

The principal terms and conditions of this agreement are described in the Company’s current report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2017.

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2017, there were 1,500 shares of the Company’s common stock subject to issuance upon the exercise of outstanding stock options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $12.79 per share, and with a weighted average remaining term of 1.79 years. As of September 30, 2017, there were 11,521,095 shares of the Company’s common stock subject to full value awards outstanding. As of September 30, 2017, there were 11,571,438 shares of the Company’s common stock available for issuance under our equity compensation plans.

The following table provides information as of September 30, 2017 with respect to the shares of common stock that may be issued under our equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Options(2)	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	1,500	$12.79	17,987,727	(3)
Equity compensation plans not approved by shareholders(4)	—	—	—

Total equity compensation plans	1,500	$12.79	17,987,727

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1995 Employee Stock Purchase Plan, and 2000 Stock Plan.

(2)	Excludes 11,521,095 securities to be issued upon vesting of restricted stock units.

(3)	Includes 6,416,289 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Excludes options assumed by the Company in the acquisitions of the eScription, Inc., Snap-In Software, Inc., and Vlingo Corporation. As of September 30, 2017, a total of 22,307 shares of the Company’s Common Stock were issuable upon exercise of the assumed options at a weighted average exercise price of $15.56 per share and with an average weighted life remaining of 2.90 years. Of the 22,307 shares outstanding, 22,298 were exercisable as of September 30, 2017. No additional options may be granted under the plans related to the assumed options. No Executive officers participate in awards under any of these plans. These plans cover only awards assumed in the related acquisition transactions.

TRANSACTIONS WITH RELATED PERSONS

Nuance’s Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant NASDAQ rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K.

In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

The policies and procedures described above are set forth in our Related Party Transactions Policy, which is available on the Company’s website at http://investors.nuance.com/static-files/a931e28d-6f84-4f23-8be5-e2c084d8f5f5.

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that, except as disclosed below, there have not been any transaction or series of transactions during fiscal 2017 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled “Executive Compensation, Management and Other Information,” or “Director Compensation” elsewhere in this proxy statement.

•

During the fiscal year ended September 30, 2017 the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, provided a range of legal services to the Company. Ms. Martin, a member of our Board of Directors, is a member and the chair of the board of directors of Wilson Sonsini Goodrich & Rosati. For the fiscal year ended September 30, 2017, the Company incurred fees of approximately $4.3 million to Wilson Sonsini Goodrich & Rosati for legal services provided to the Company.

We believe that our arrangements with Wilson Sonsini Goodrich & Rosati were on terms no less favorable to the Company than would have been available from unrelated law firms of similar size and stature.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE AMENDED AND RESTATED 2000 STOCK PLAN

In December 2017, the Board of Directors approved amendments to the Company’s Amended and Restated 2000 Stock Plan (the “2000 Plan”) as described below. The stockholders are being asked to approve the amendments at the 2018 Annual Meeting. The proposed amendments to the 2000 Plan are:

•	A 6,400,000 share increase in the number of shares of Common Stock authorized for issuance under the 2000 Plan, bringing the total authorized for issuance from 75,850,000 shares to 82,250,000 shares;

•	A prohibition on the payment of dividends relating to unvested awards under the 2000 Plan unless and until such awards become vested; and

•

A prohibition on shares that are withheld for taxes or to pay the exercise price of options or stock appreciation rights, or that are reacquired on the open market or otherwise using cash from option exercises, from becoming available for future grant under the 2000 Plan.

The foregoing increase in shares reserved for issuance under the 2000 Plan will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals. Prohibiting the payment of dividends on unvested awards would prevent a situation where a dividend was paid to an award holder with respect to an award that never vests thus avoiding conferring an unintended benefit. Prohibiting “recycling” shares that are withheld for taxes or to pay the exercise price of options or stock appreciation rights, or that are reacquired on the open market or otherwise using cash from option exercises is intended to more closely align the plan with best practices regarding share re-issuance under equity plans. If the stockholders do not approve the amendments to the 2000 Plan, no shares will be added to the total number of shares reserved for issuance under the 2000 Plan, and the 2000 Plan will continue under its existing terms without the other amendments summarized in this proposal. The Company’s executive officers and directors have interests in this proposal. Other than the proposed changes described above, there are no material changes to the 2000 Plan.

As of December 31, 2017, the following table updates equity compensation plan information from what was reported as of our fiscal year end, September 30, 2017. This table includes all active plans.

Number of Shares Available Under All Plans (not counting share requests)	Number of Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term of Outstanding Options	Number of Outstanding Full- Value Awards
9,588,582	21,948	$16.402	2.80	10,196,783

In fiscal 2017, 2016, and 2015, the Company granted gross awards covering a total of 11,932,457 shares, 9,679,804 shares and 9,727,179 shares respectively. Based on our business plan, we currently forecast granting full value awards (in the form of restricted shares and restricted stock units) covering approximately 11,500,000 shares over the coming fiscal period, which is equal to 3.9% of our common shares outstanding as of December 31, 2017. The Board considered the need for grants to retain and reward existing employees, for anticipated new hires and in connection with the acquisition of new businesses. The Company projects cancellation of options and forfeitures of restricted stock and restricted stock unit awards of approximately 1,000,000 shares over the coming fiscal year. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next fiscal year would be approximately 10,500,000 shares, or approximately 3.6% of our common shares outstanding as of December 31, 2017. The Company anticipates the requested increase is necessary and appropriate to satisfy anticipated needs of our current business plan. We anticipate seeking approval for additional shares, as needed to cover future grants under our 2000 Plan at our next annual meeting of stockholders. However, a change in business conditions or Company strategy could alter any of these projections.

In considering the requested increase, the Board also took into account certain additional criteria relating to potential impact on shareholders. The potential dilution from the 6,400,000 share increase requested is 2.21%, based on total common shares outstanding (measured as of September 30, 2017). Dilution represents the number of equity awards granted, less cancellations, as a percentage of total outstanding shares. Over the past three fiscal years, the Company’s average annual dilution was 2.96% The Board also considered the Company’s historical burn rate, which measures the annual rate at which shares are granted under our equity plans (as a percentage of total outstanding shares) in evaluating the size of the requested share increase. Over the past three fiscal years, our burn rate has averaged 3.26%. The Board also considered the additional overhang, which measures the number of shares subject to equity awards outstanding but unexercised or unvested, plus the number of shares available to be granted, as a percentage of total shares. As of December 31, 2017 the Company had outstanding grants of 21,948 stock options, and 10,196,783 restricted stock units. The foregoing, along with 9,588,582 shares remaining available for future grant under our stock plans and the new share request of 6,400,000 shares, would represent approximately 8.20% of our total outstanding common shares as of December 31, 2017 of shares, calculated on a fully diluted basis. Over the past three fiscal years, our overhang has averaged 9.33%. Considering the Company’s historical broad-based equity grant practices and the foregoing information, the Board believes the additional share authorization to be appropriate and necessary to meet the objectives of our equity program and in the best interest of shareholders.

We strongly believe that the proposed amendment of the 2000 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Equity awards provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the amendments to the 2000 Plan.

In fiscal year 2017, we granted 375,000 shares of performance-based awards and 250,000 time-based restricted stock awards to our CEO (see CD&A—Fiscal 2017 Annual Equity Awards for more detail). The awards were granted on November 17, 2016, and had a face value of $9,805,000.

Description of the 2000 Plan

The following general description of the material features of the 2000 Plan assumes that the amendments submitted to stockholders for approval are approved, and is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex B hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2000 Plan shall be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 6,400,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. As of December 31, 2017, 9,588,582 shares of Common Stock were available for issuance under all our stock plans.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture are forfeited by the Company, the shares allocable to the terminated portion of such Award or such forfeited shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan with respect to any portion of an Award that is settled in cash or withheld in satisfaction of tax withholding obligations. Notwithstanding the foregoing, shares used to pay the purchase or exercise price or to satisfy the tax withholding obligations for options or stock appreciation rights or that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option will not become available for future grant under the 2000 plan. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced by the total number of shares subject to the stock appreciation right, regardless of the number of shares actually issued in such payment (i.e., shares withheld to satisfy the exercise price of the stock appreciation right will not remain available for issuance under the 2000 Plan).

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants (who may only be natural persons) of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 1,500,000 shares of Common Stock or 1,000,000 restricted stock awards or restricted stock units. Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,500,000 shares of Common Stock.

In addition to the foregoing limits, in any fiscal year, non-employee directors may receive awards under the 2000 Plan not exceeding a fair value of $750,000 (increased to $1,000,000 in connection with a director’s initial service). While the Company does not currently contemplate making awards non-employee directors under the 2000 Plan, the Board believes it is appropriate and in the best interests of shareholders to include a separate restriction on potential awards to non-employee directors under the 2000 Plan.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price, whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion; accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.    The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.    Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the restricted stock limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, subject to the annual grant limit described above.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator, in its discretion, may make performance goals applicable to a participant during a specified performance period. In the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will only be eligible to receive payment pursuant to a performance-based award if such performance goals have been achieved, unless otherwise permitted under Section 162(m). In determining the amounts earned by a participant pursuant to an award intended to qualify as “performance-based compensation” under Section 162(m), the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Dividend Payments

The 2000 Plan does not permit payment of dividends with respect to unvested Awards unless and until such awards become vested.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate on August 15, 2023.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2017 are set forth in the table below:

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Granted(1)	Dollar Value of Shares of Restricted Stock Granted($)
Paul A. Ricci	—	—	895,963	$13,889,838
Daniel D. Tempesta	—	—	302,740	$4,656,981
Satish Maripuri	—	—	347,176	$5,282,399
Robert C. Schassler	—	—	369,607	$5,685,459
Robert Weideman	—	—	347,176	$5,282,399
Executive Group	—	—	2,321,148	$35,710,002
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	—	—	9,480,651	$156,694,901

(1)	Includes restricted stock units issued under the fiscal 2016 Company bonus program, performance-based awards tied to overachievement of fiscal 2017 targets and performance-based RSU’s that were issued during fiscal 2017 but are tied to future periods, excludes performance-based RSU’s issued in prior periods but tied to fiscal 2017 targets.

The future benefits or amounts that would be received under the 2000 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 409A.    Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are considered our “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than 6 months after such individual’s separation from service. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules under Section 162(m) of the Internal Revenue Code limit the deductibility of compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and to each of its other three most highly-paid executive officers, subject to the ability to preserve the deductibility of certain compensation in excess of $1,000,000 for such officers if certain conditions of Section 162(m) are met.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF

AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the 2018 Annual Meeting in person or by proxy and entitled to vote is required to approve the amendments to the Amended and Restated 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendments to the Amended and Restated 2000 Stock Plan. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the 2018 Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENTS TO THE

2000 STOCK PLAN.

PROPOSAL THREE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter for the Company and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis section of the Proxy Statement (the “CD&A”).

Our executive compensation program is based on a “pay-for-performance” philosophy. The Named Executive Officers are compensated in a manner consistent with our business strategy, competitive practice, sound corporate governance principles and stockholder interests. Further, the compensation of the Named Executive Officers is designed to drive the achievement in recent years of specific short-term performance objectives to further business transformation that are directly aligned with the long-term interests of our stockholders.

Executive Compensation Program Highlights

Majority of Compensation is Performance-Related.    The Named Executive Officers are compensated largely in the form of performance-based pay (annual bonuses and performance-based equity awards). In fiscal 2017, an average of approximately 65% of the target total direct compensation opportunities of the Named Executive Officers was tied to the achievement of performance metrics.

Limited Non-Performance Compensation.    The base salaries of the Named Executive Officers, on average, are slightly above the median of the market (based on a review of the compensation peer group approved by the Compensation Committee and described in the CD&A and we provide only limited perquisites or other non-performance related compensation to the Named Executive Officers.

Other Compensation Practices.    Our policies and practices for the Named Executive Officers are consistent with the interests of our stockholders:

•	We do not offer tax reimbursement (“gross-up”) payments with respect to any post-employment payments or benefits.

•

The Named Executive Officers are eligible to receive change-in-control payments and benefits only if there is both a change in control of the Company and they are subject to a qualifying termination of employment (“double trigger” arrangements).

•	We have implemented a compensation recovery (“clawback”) policy in the event of a financial restatement.

•	We maintain rigorous stock ownership guidelines.

•	We prohibit the hedging or pledging of our securities.

Fiscal 2017 Compensation Actions and Decisions for the Named Executive Officers

•	Base salary. Reviewed and maintained their annual base salaries at their fiscal 2016 levels, including for Messrs. Maripuri and Weideman who were appointed executive officers in August 2017.

•

Annual Bonus Opportunities.    Reviewed and maintained their target annual bonus opportunities at their fiscal 2016 levels, including Messrs. Maripuri and Weideman who were appointed executive officers in August 2017.

•

Annual Bonus Payments.    Approved annual bonus payments at 50% of their target bonus opportunity based on our level of achievement of the annual performance objectives. For additional information on the Compensation Committee’s decisions, see the section entitled “Compensation Discussion and Analysis—Compensation Elements—Performance-Based Annual Bonus above.

•

Equity Awards.    Approved equity awards in amounts that it believed to be competitive, satisfied our retention objectives, and rewarded them for individual performance and expected future contributions. Sixty percent (60%) of Mr. Ricci’s equity awards were performance based while half of the value of the awards granted to the other Named Executive Officers was performance-based awards. The shares of our common stock subject to these performance-based equity awards will be earned only if they achieve the performance goals established annually for such awards.

•

Employment Agreement with Mr. Ricci.    Entered into negotiations with Mr. Ricci seeking a delay in his expressed interest in retirement by agreeing to an extension of his employment agreement through March 2018 on terms that were to be mutually satisfactory to both parties. The terms and conditions of Mr. Ricci’s amended and restated employment agreement are further described in section entitled “Compensation Discussion and Analysis—Employment Agreement with Mr. Ricci” above.

•

Amended Change of Control and Severance Agreements.    Amended their outstanding change of control and severance agreements to with each of the NEO’s providing enhanced separation terms. The terms and conditions of each of the Named Executive Officer’s amended change of control and severance agreement is are further described in the section entitled “Employment, Severance and Change In Control Agreements” section above.

•

Managed Share Burn Rate.    Our overall share “burn rate” for employee equity awards for fiscal 2017 was 3.50%. Our burn rate was below the industry guidelines recommended by Institutional Shareholder Services (as determined in accordance with their published guidelines).

Changes to Executive Compensation Program for Fiscal 2017

In connection with discussions with our major stockholders as described in the Executive Summary of the CD&A, and after taking into account our financial performance in fiscal 2016, and the outcome of the advisory (non-binding) vote on the compensation of the Named Executive Officers conducted at our fiscal 2016 Annual Meeting of Stockholders, the Compensation Committee has taken the following actions to strengthen the alignment between pay and performance in our executive compensation program as follows:

What we heard	What we did
Concern with use of overlapping metrics in our short-term and our long-term incentive programs	We eliminated the “overlapping” performance measurement between our short-term and long-term incentive compensation programs.
Short-term focus of our long-term incentives for our CEO

We designed our CEO’s PRSU award granted pursuant to the terms of his employment agreement as amended and restated on November 17, 2016 to be earned based entirely on a relative TSR performance metric to be measured over the term of his agreement.

Concern that our compensation programs were not adequately aligned with stockholder interests	We introduced a TSR modifier for the PRSU awards granted in fiscal 2017 to our other executive officers to be earned at the end of fiscal 2019

Following our fiscal 2017 Annual Meeting of Stockholders the Compensation Committee of the Board of Directors decided to maintain the foregoing features (which were introduced after discussions with several of our stockholders following our fiscal 2016 Annual Meeting of Stockholders) in our executive compensation program we continued for fiscal 2018.

•	A TSR modifier for the performance-based long-term incentive compensation awards granted in fiscal 2018 and earned over a three-year performance period ending at the end of fiscal 2020; and

•	Eliminated the use of “overlapping” performance measures for annual and long-term incentive compensation awards

Based on the above, we request that stockholders approve the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the fiscal 2018 Annual Meeting of Stockholders is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the fiscal 2018 Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee of the Board of Directors value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In November 2017, the Audit Committee approved the retention of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. A representative of BDO may be present at the 2018 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2018. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October  24, 2004 and has audited the Company’s financial statements since 2004.

Audit Fees During Fiscal Years 2017 and 2016

The following table sets forth the approximate aggregate fees paid by the Company to BDO during the fiscal years ended September 30, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$3,401,061	$3,094,513
Audit-Related Fees(2)	8,527	26,840
Tax Fees(3)	4,000	11,177
All Other Fees	—	—

Total Fees	$3,413,588	$3,132,530

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, statutory audits and other SEC filings.

(2)	Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to audits of specific subsidiaries and acquirees and accounting consultations.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and the entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2017, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2018.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2017, the Audit Committee was comprised of Messrs. Frankenberg, Finocchio, Laret and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated most recently on May 2, 2017. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at https://www.nuance.com/about-us/company-policies/corporate-governance/audit-committee.html. The Audit Committee met eight times during fiscal 2017.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2017, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Frankenberg, Chairman (through January 2018)

Robert J. Finocchio, Chairman (from January 2018)

Mark R. Laret

Philip J. Quigley

PROPOSAL FIVE

STOCKHOLDER PROPOSAL

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the owner of no fewer than 500 shares of Nuance common stock, has submitted the following proposal. The stockholder proposal will be voted on at the 2018 Annual Meeting only if properly presented by or on behalf of the proponent. Nuance is not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

Proposal 5 – Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Dozens of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

This proposal is particularly important because we do not have the opportunity to act by written consent. Dozens of Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. If our management adopts this proposal it will be one sign that management values our shareholder input.

Developments in the past year are an added incentive to vote for this proposal:

We gave 89% support to a proposal for the company to adopt proxy access for shareholders. This proxy access could lead to directors who are better qualified than our current directors.

Each of our directors received an alarming number of negative votes in 2017 – including 68 million in negative votes for one insider director – Katharine Martin.

Executive pay was rejected by shareholders – 139 million negative votes.

NUAN was expected to produce a 2017 share deficit of $0.09 to $0.19.

Returning to the core topic of this proposal from the context of our clearly improvable corporate performance,

Please vote to enhance shareholder value:

Special Shareowner Meetings – Proposal 5

Vote Required

As an advisory vote, this proposal is non-binding. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, this proposal. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted “AGAINST” with respect to the foregoing stockholder proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS IS MAKING NO RECOMMENDATION REGARDING THE

ADOPTION OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 30 2017, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the common stock that they beneficially own, subject to applicable community property laws. All shares of Common Stock subject to options or warrants exercisable within 60 days of September 30, 2017 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 290,186,985 shares of Common Stock outstanding as of September 30, 2017.

Name and Address of Beneficial Owner(1)	Number Owned	Percent of Outstanding Shares
ClearBridge Investments LLC(2)	25,380,359	8.75%
620 8th Avenue New York, NY 10018
Vanguard Group Inc.(3)	23,351,316	8.05%
PO Box 2600 Valley Forge, PA 19482
Ameriprise Financial, Inc.(4)	18,257,115	6.29%
70100 Ameriprise Financial Center Minneapolis , MN 55474
Blackrock, Inc.(5)	14,625,645	5.04%
60 State Street Boston, MA 02109
Paul A. Ricci(6)	1,374,234	*
Robert J. Finocchio(7)	69,380	*
Robert J. Frankenberg(8)	327,704	*
William H. Janeway(9)	345,460	*
Laura S. Kaiser(10)	—	*
Mark L. Laret(11)	63,880	*
Katharine A. Martin(12)	87,880	*
Philip J. Quigley(13)	119,190	*
Daniel D. Tempesta(14)	303,436	*
Satish Maripuri(15)	186,703	*
Robert C. Schassler(16)	279,242	*
Robert Weideman(17)	348,048	*
All directors and executive officers as a group (13 persons)(18)	3,585,844	1.24%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Road, Burlington, MA 01803.

(2)	This information regarding the beneficial ownership of ClearBridge Investments LLC is based on the Form 13F filed by such stockholder on or about September 30, 2017.

(3)	This information regarding the beneficial ownership of Vanguard Group, Inc. is based on Form 13F filed by such stockholder on or about September 30, 2017.

(4)	This information regarding the beneficial ownership of Ameriprise, Inc. is based on Form 13F filed by such stockholder on or about September 30, 2017.

(5)	This information regarding the beneficial ownership of Blackrock, Inc. is based on Form 13F filed by such stockholder on or about September 30, 2017.

(6)	Includes 451,525 unvested performance-based units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to Mr. Ricci but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units. Includes 922,709 shares are held in a family trust. Mr. Ricci has voting and investment control over the shares in the Trust.

(7)	Includes 36,880 unvested restricted stock units. Mr. Finocchio does not have voting rights with respect to the unvested restricted stock units.

(8)	Includes 31,880 unvested restricted stock units. Mr. Frankenberg does not have voting rights with respect to the shares underlying the unvested restricted stock units. 295,824 shares are held in a family trust. Mr. Frankenberg has voting and investment control over the shares held in this trust.

(9)	Includes 31,880 unvested restricted stock units. Mr. Janeway does not have voting rights with respect to the unvested restricted stock units.

(10)	Excludes 30,156 unvested time-based restricted stock units awarded to Ms. Kaiser in December 2017. Ms. Kaiser does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(11)	Includes 31,880 unvested time-based restricted stock units. Mr. Laret does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(12)	Includes 31,880 unvested time-based restricted stock units. Ms. Martin does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(13)	Includes 31,880 unvested time-based restricted stock units. Mr. Quigley does not have voting rights with respect to the shares underlying the unvested restricted stock units. 87,310 shares are held in a trust. Mr. Quigley has voting and investment control over the shares in the trust.

(14)	Includes 75,000 unvested time-based restricted stock units that vested on September 30, 2017 and 64,725 performance-based restricted stock units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to Mr. Tempesta but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing. Mr. Tempesta does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes 75,000 unvested time-based restricted stock units that vested on September 30, 2017 and 62,669 performance-based restricted stock units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to Mr. Maripuri but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing. Mr. Maripuri does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Includes 74,834 unvested time-based restricted stock units that vested on September 30, 2017 and 126,251 performance-based restricted stock units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to Mr. Schassler but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing. Mr. Schassler does not have voting rights with respect to the shares underlying the restricted stock units.

(17)	Includes 75,000 unvested time-based restricted stock units that vested on September 30, 2017 and 35,556 performance-based restricted stock units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to Mr. Weideman but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing. Mr. Weideman does not have voting rights with respect to the shares underlying the restricted stock units.

(18)	Includes 521,114 unvested time-based restricted stock units that vested on September 30, 2017 and of 763,299 performance-based restricted stock units that vested in December 2017 based on fiscal 2017 objectives. Excludes performance-based units that have been issued to the Named Executive Officers but are aligned to future periods. The issued performance-based units held by named executive officers that are aligned to future periods are described in the footnotes to the Grants of Plan Based Award Table within this filing.

OTHER MATTERS

Management knows of no business or nominations that will be presented for consideration at the 2018 Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2017, the Company believes that all directors, officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS.

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, Massachusetts 01803 or upon telephonic request to 781-565-5000, Attn: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K has been posted on the Internet along with this proxy statement and is accessible by following the instructions in the Notice. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

We filed our Annual Report on Form 10-K for fiscal 2017 with the SEC on November 29, 2017. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal 2017, excluding exhibits. Please send a written request to Investor Relations, Nuance Communications, Inc., One Wayside Road, Burlington, MA 01804 or access the report from the “Investors” section of our website at http://investors.nuance.com/static-files/26d3162b-1e13-411f-b54d-1f86ee691701.

NON-SOLICITATION MATERIALS

The information contained in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Annex A

Reconciliation of GAAP to Non-GAAP Financial Measures

Use of non-GAAP Financial Measures

We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings-per-share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings-per-share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.

Definitions:

For purposes of the the 2017 bonuses and 2017 PRSU awards, we calculated the metrics as defined below.

1.	Bookings was defined to mean the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

2.	Net new bookings was defined to mean the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

3.	Non-GAAP revenue is defined to mean the sum of (i) GAAP revenue, (ii) revenue related to acquisitions that we would have recognized but for the purchase accounting treatment of these transactions, and (iii) revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer.

4.	Non-GAAP operating expense is defined to mean the total of acquisition-related costs, net, restructuring and other expenses, net, certain non-cash charges including stock-based compensation, amortization of intangible assets, and other expenses that we consider may affect our period-over-period comparability.

5.	Operating margin is defined to mean GAAP operating income (loss) as a percentage of GAAP revenue.

6.	Non-GAAP operating margin is defined to mean Non-GAAP operating income as a percentage of Non-GAAP revenue.

7.	Non-GAAP net income is defined to mean GAAP net income, plus acquisition-related gross profit adjustment, acquisition-related costs, net, restructuring and other expenses, net, certain non-cash charges including stock-based compensation, amortization of intangible assets, non-cash interest expense, and other expenses that we consider may affect our period-over-period comparability. Non-GAAP net income also gives effect to the change in effective tax rate had recorded an income before income taxes.

8.	Non-GAAP earnings-per-share is defined to mean Non-GAAP net income divided by our dilutive common shares outstanding, giving effect to any potentially dilutive equity instruments.

9.	Free cash flow-per share was defined to mean cash flow from operations less capital expenditure, divided by our dilutive common shares outstanding, giving effect to any potentially dilutive equity instruments.

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in thousands)

Unaudited

Total Recurring Revenue

	FY 2017	FY 2016
GAAP Recurring Revenue	$1,406,469	$1,357,443
Acquisition-related revenue adjustments	35,841	22,900

Non-GAAP Recurring Revenue	$1,442,310	$1,380,343

Total Revenue

	FY 2017	FY 2016
GAAP Revenue	$1,939,362	$1,948,903
Acquisition-related revenue adjustments	38,029	30,690

Non-GAAP Revenue	$1,977,391	$1,979,593

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

Operating loss

	FY 2017	FY 2016
GAAP income from operations	$51,969	$138,523
Acquisition-related adjustment—revenues	38,029	30,690
Acquisition-related adjustment—cost of revenues	—	(925)
Acquisition-related costs, net	27,740	17,166
Amortization of intangible assets	178,748	170,897
Restructuring and other charges, net	61,054	25,224
Stock-based compensation	154,272	163,828
Costs associated with IP collaboration agreements	—	4,000
Other	10,265	15,145

Non-GAAP income from operations	$522,077	$564,548

Non-GAAP operating margin	26.4%	28.5%

Net Loss (income)

	FY 2017	FY 2016
GAAP net loss	$(150,996)	$(12,458)
Acquisition-related adjustment—revenues	38,029	30,690
Acquisition-related adjustment—cost of revenues	—	(925)
Acquisition-related costs, net	27,740	17,166
Cost of revenue from amortization of intangible assets	64,853	62,876
Amortization of intangible assets	113,895	108,021
Restructuring and other charges, net	61,054	25,224
Stock-based compensation	154,272	163,828
Non-cash interest expense	59,295	47,105
Adjustment to income tax expense	(87,933)	(123,114)
Costs associated with IP collaboration agreements	—	4,000
Loss on extinguishment of debt	18,565	4,851
Other	10,265	16,119

Non-GAAP net income	$309,039	$343,383

Non-GAAP diluted net income per share	$1.05	$1.15

Diluted weighted average common shares outstanding	295,129	298,292

Free cash flow per share

FY 2017
Net Cash provided by operating activities	$378,867
Capital Expenditures	(61,835)

Free Cash Flow	$317,032

Free Cash Flow per Share	$1.07

ANNEX B

NUANCE COMMUNICATIONS, INC.

2000 STOCK PLAN

(As Amended and Restated [                                ])

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or other entity (including, but not limited to partnerships and joint ventures) controlled by, or under common control with the Company.

(c) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(f) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(g) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

m) “Company” means Nuance Communications, Inc., a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(n) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity; provided, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 of the Securities Act of 1933, as amended.

(o) “Controllable Profits” means as to any Fiscal Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(p) “Customer Satisfaction MBOs” means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(q) “Director” means a member of the Board.

(r) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(s) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “Freestanding SAR” means a SAR that is granted independent of any Option.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(aa) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(bb) “New Orders” means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(cc) “Non-Employee Director” means a Director who is not an Employee.

(dd) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(gg) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(hh) “Option” means a stock option granted pursuant to the Plan.

(ii) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(jj) “Optioned Stock” means the Shares subject to an Award.

(kk) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ll) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(mm) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of extraordinary or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(nn) “Performance Period” means a period, from one quarter to twenty (20) quarters in duration, selected by the Administrator during which the performance of the Company or any Subsidiary, division, segment or strategic business unit thereof or any individual is measured for the purpose of determining the extent to which an Award has been earned.

(oo) “Plan” means this 2000 Stock Plan, as amended and restated.

(pp) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(qq) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(rr) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(ss) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(tt) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(uu) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(vv) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ww) “Section 16(b)” means Section 16(b) of the Exchange Act.

(xx) “Service Provider” means an Employee, Director or Consultant.

(yy) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(zz) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as a SAR.

(aaa) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(bbb) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ccc) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ddd) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 82,250,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited to or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Notwithstanding the foregoing, Shares used to pay the exercise price of an Option or Stock Appreciation Right or to satisfy tax withholding obligations related to an Option or Stock Appreciation Right or that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option will not become available for future grant or sale under the Plan. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced by the total number of Shares subject to the Stock Appreciation Right regardless of the number of Shares actually issued in such payment. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during a specified Performance Period. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Sec-

tion 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals). Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted under Section 162(m) of the Code. In determining the amounts earned by a Participant pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value up to the maximum statutory withholding rate that does not result in adverse accounting consequences. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Options or Stock Appreciation Rights covering more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price, regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock or cash in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(d) Non-Employee Director Awards.    Notwithstanding any contrary provision in the Plan, no Participant who is a Non-Employee Director may be granted Awards during any Fiscal Year having a grant date fair value in excess of $750,000, increased to $1,000,000 in connection with his or her initial service, calculated using the assumptions and methods used for recording compensation expense in the Company’s financial statements.

7. Term of Plan.    Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue until December 31, 2023 unless terminated earlier under Section 18 of the Plan.

8. Stock Options

(a) Term of Option.    The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Stock Purchase Rights covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 3 of the Plan.

(c) Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of a SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted, in any Fiscal Year, Restricted Stock Units covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.    Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to Participants. Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.    After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.    Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.    On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.    Unless the Administrator provides otherwise or as otherwise required by applicable law, vesting of Awards granted hereunder will be treated as follows during a leave of absence of a Participant:

(a) Statutory Leave of Absence.    Vesting credit will continue during a leave of absence if the leave satisfies each of the following requirements: (a) the leave is approved by the Company, (b) the leave is mandated by applicable law, and (c) the Participant takes the leave in accordance with such law and complies with applicable Company leave policies (a leave meeting all such requirements being a “Statutory Leave of Absence”).

(b) Approved Personal Leave of Absence.    Vesting credit will not continue (and instead will be tolled or suspended) during any leave of absence that is not a Statutory Leave of Absence (a “Personal Leave of Absence”). For purposes of clarification, a Participant will not cease to be a Service Provider during any Company-approved Personal Leave of Absence so long as the Participant complies with applicable law and applicable Company leave policies.

(c) Incentive Stock Options.    For purposes of Incentive Stock Options, if a leave of absence continues for more than ninety (90) days, then the Option shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three (3)-month period measured from the 91st day of such leave, unless Optionee’s reemployment upon expiration of such leave is guaranteed by statute or contract.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. No Dividend Payments on Unvested Awards.    No dividends or dividend equivalents may be paid to a Participant with respect to an Award unless and until the date the Participant vests in such Award. If provided in the Award Agreement, dividends or dividend equivalents relating to unvested Awards may accrue and be paid to Participants at the time of vesting of the underlying Award and shall be forfeited to the extent the underlying Award is forfeited. Nothing in this Section 17 shall require the payment or accrual of dividends on any Awards. Notwithstanding the foregoing, Awards may be adjusted for dividends to the extent permitted in Section 14.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Notwithstanding the foregoing, the Company shall also obtain stockholder approval of any Plan amendment or any exchange, buy-back or other scheme which would purport to reprice or otherwise cancel and replace any Option or SAR as described in Section 6(c) of the Plan.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance.        Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

STOCK PERFORMANCE GRAPH

The following performance graph compares the Company’s cumulative total return on its common stock between September 30, 2012 and September 30, 2017 to the cumulative total return of the Russell 2000, and to the S&P Information Technology indices assuming $100 was invested in the Company’s common stock and each of the indices upon the closing of trading on September 30, 2017 and assuming the reinvestment of dividends, if any. The Company has have never declared or paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

The comparisons shown in the graph below are based upon historical data. We caution that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock.

*$100 invested on 9/30/12 in stock or index, including reinvestment of dividends. Fiscal year ending September 30.

	9/12	9/13	9/14	9/15	9/16	9/17
Nuance Communications, Inc.	100.00	75.05	61.93	65.77	58.26	63.16
Russell 2000	100.00	130.06	135.17	136.85	158.02	190.80
S&P Information Technology	100.00	106.91	138.20	141.12	173.33	223.40

VOTE BY INTERNET - www.proxyvote.com
NUANCE COMMUNICATIONS, INC. 1 WAYSIDE ROAD BURLINGTON, MA 01803-4609	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all of the following nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
Nominees
01 Robert J. Finocchio 02 Robert J. Frankenberg 03 William H. Janeway 04 Laura S. Kaiser 05 Mark R. Laret 06 Katherine A. Martin 07 Philip J. Quigley 08 Sanjay Vaswani
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain
2.	To approve amendment and restatement of the Amended and Restated 2000 Stock Plan.		☐	☐	☐	The Board of Directors does not have a recommendation for voting on the following proposal:		For	Against	Abstain
3.	To approve a non-binding advisory resolution regarding Executive Compensation.		☐	☐	☐	5. To vote on a stockholder proposal regarding special shareholder meetings if properly presented at the meeting.		☐	☐	☐
4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy/10k Combo is/are available at www.proxyvote.com

NUANCE COMMUNICATIONS, INC. Annual Meeting of Stockholders February 28, 2018

The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated January 26, 2018 and hereby appoints Paul A. Ricci, Daniel D. Tempesta, and Kenneth M. Siegel and each of them, proxies and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on February 28, 2018 at 10:00 a.m. local time, at Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on January 4, 2018 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side